CONFIDENTIAL TREATMENT                                                                                                                                             Execution Copy

                                                                                 EXHIBIT 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[***],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CREDIT AND GUARANTY AGREEMENT

dated as of July 13, 2010

among

EXOPACK HOLDING CORP.,

EXOPACK KEY HOLDINGS, LLC,

and

CERTAIN SUBSIDIARIES OF EXOPACK HOLDING CORP.,

as Guarantors,

VARIOUS LENDERS,

and

GOLDMAN SACHS LENDING PARTNERS LLC,

as Sole Lead Arranger, Sole Lead Bookrunner,

Administrative Agent, Syndication Agent and Documentation Agent

________________________________________________________

$100,000,000 Senior Term Loan Facility

________________________________________________________

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions

1.2. Accounting Terms

1.3. Interpretation, Etc.

SECTION 2. TERM LOANS

2.1. Term Loans

2.2. Pro Rata Shares; Availability of Funds

2.3. Use of Proceeds

2.4. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

2.5. Interest on Term Loans

2.6. Conversion/Continuation

2.7. Fees

2.8. Repayment.

2.9. Voluntary Prepayments

2.10. Mandatory Prepayments

2.11. Application of Prepayments

2.12. General Provisions Regarding Payments

2.13. Ratable Sharing

2.14. Making or Maintaining Eurodollar Rate Loans

2.15. Increased Costs; Capital Adequacy

2.16. Taxes; Withholding, Etc.

2.17. Obligation to Mitigate

2.18. Defaulting Lenders

2.19. Removal or Replacement of a Lender

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1. Organization and Powers.

4.2. Disclosure

4.3. No Material Adverse Effect

4.4. No Conflict

4.5. Financial Statements

4.6. Solvency

4.7. Use of Proceeds; Margin Regulations

4.8. Brokers

4.9. Compliance with Laws

4.10. Intellectual Property

4.11. Investigations, Audits, Etc.

4.12. Employee Matters.

4.13. Litigation; Adverse Effects

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

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4.14. Ownership of Property; Liens

4.15. Environmental Matters

4.16. ERISA/Pension Plans

4.17. Insurance

4.18. Taxes and Tax Returns

4.19. Existing Debt

4.20. Credit Facility

SECTION 5. AFFIRMATIVE COVENANTS

5.1. Financial Statements and Other Reports

5.2. Compliance with Laws and Contractual Obligations

5.3. Insurance

5.4. Books and Records

5.5. Organizational Existence

5.6. Environmental Matters

5.7. Conduct of Business

5.8. Further Assurances

5.9. Payment of Taxes

5.10. Mandatory Sponsor Offer to Purchase

5.11. Designation of Restricted and Unrestricted Subsidiaries

SECTION 6. NEGATIVE COVENANTS

6.1. Limitation on Restricted Payments

6.2. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

6.3. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

6.4. Limitation on Asset Sales

6.5. Limitation on Transactions with Affiliates

6.6. Limitation on Liens

6.7. Limitation on Business Activities

6.8. Limitation on Merger, Consolidation, or Sale of Assets

6.9. Limitation on Changes Relating to Indebtedness

6.10. Limitation on Changes to Fiscal Year

6.11. Limitation on Release of Hazardous Materials.

6.12. ERISA Matters

6.13. Limitation on Changes to Management Agreement

6.14. Press Releases; Public Offering Materials

6.15. Permitted Activities of Holdings

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations

7.2. Contribution by Guarantors

7.3. Payment by Guarantors

7.4. Liability of Guarantors Absolute

7.5. Waivers by Guarantors

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7.6. Guarantors’ Rights of Subrogation, Contribution, Etc.

7.7. Subordination of Other Obligations

7.8. Continuing Guaranty

7.9. Authority of Guarantors or Borrower

7.10. Financial Condition of Borrower

7.11. Bankruptcy, Etc.

7.12. Discharge of Guaranty Upon Sale of Guarantor

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default

SECTION 9. AGENTS

9.1. Appointment of Agents.

9.2. Powers and Duties

9.3. General Immunity

9.4. Agents Entitled to Act as Lender

9.5. Lenders’ Representations, Warranties and Acknowledgment

9.6. Right to Indemnity

9.7. Successor Administrative Agent.

9.8. Guaranty

9.9. Withholding Taxes..

SECTION 10. MISCELLANEOUS

10.1. Notices

10.2. Expenses

10.3. Indemnity

10.4. Set‑Off

10.5. Amendments and Waivers

10.6. Successors and Assigns; Participations

10.7. Independence of Covenants

10.8. Survival of Representations, Warranties and Agreements

10.9. No Waiver; Remedies Cumulative

10.10. Payments Set Aside

10.11. Severability

10.12. Obligations Several; Independent Nature of Lenders’ Rights

10.13. Headings

10.14. APPLICABLE LAW

10.15. CONSENT TO JURISDICTION

10.16. WAIVER OF JURY TRIAL

10.17. Confidentiality

10.18. Usury Savings Clause

10.19. Counterparts

10.20. Effectiveness; Entire Agreement

10.21. PATRIOT Act

10.22. Electronic Execution of Assignments

10.23. No Fiduciary Duty..

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

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APPENDICES:         A         Commitments

B         Notice Addresses

SCHEDULES:          1.1(a)   Agreed Synergies

                                    1.1(b)   Permitted Existing Indebtedness

                                    4.1(a)   Jurisdictions of Organization and Qualification

4.1(b)   Capitalization

4.5       GAAP Exceptions

4.7       Use of Proceeds

4.8       Brokers

4.10     Intellectual Property

4.11     Investigations and Audits

4.12     Employee Matters

4.13     Litigation

4.14     Real Estate

4.15     Environmental Matters

4.16     ERISA/Pension Plans

5.7       Corporate and Trade Names

EXHIBITS:               A-1      Funding Notice

A-2      Conversion/Continuation Notice

B         Note

C         Compliance Certificate

D         [Reserved]

E          Assignment Agreement

F          Certificate re Non‑Bank Status

G‑1      Closing Date Certificate

G‑2      Solvency Certificate

H         Counterpart Agreement

                                    I           Sponsor Assignment and Acceptance

v

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CREDIT AND GUARANTY AGREEMENT

            This CREDIT AND GUARANTY AGREEMENT, dated as of July 13, 2010, is entered into by and among EXOPACK HOLDING CORP., a Delaware corporation (“Borrower”), EXOPACK KEY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time and GOLDMAN SACHS LENDING PARTNERS LLC (“GS Lending Partners”), as Syndication Agent (in such capacity, “Syndication Agent”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Documentation Agent (in such capacity, “Documentation Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend Term Loans to the Borrower in an aggregate principal amount not to exceed $100,000,000, the proceeds of which will be used to pay for (i) the consideration in respect of the Acquisition, (ii) the Transaction Costs and (iii) one-time integration costs in connection with the Acquisition in an amount not to exceed $5.0 million; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.   DEFINITIONS AND INTERPRETATION

Definitions

.  The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Accounting Change” means:  (a) changes in accounting principles required by GAAP and implemented by Borrower or any of its Subsidiaries; (b) changes in accounting principles recommended by Borrower’s certified public accountants and implemented by Borrower; and (c) changes in carrying value of Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17, FASB 141 and EITF 88‑16 and FASB 109) to the Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the pro forma financial statements delivered pursuant to Section 3.1(h)(iii).

“Acquired Business” means the retail natural cheese and fresh meat packaging businesses of the Food Americas operations of Alcan Packaging.

“Acquired Debt” means, with respect to any specified Person:

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(1)               Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)               Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of the Acquired Business pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Asset Purchase Agreement dated as of June 11, 2010 by and between the Borrower and the Seller, as amended by that certain Amendment to Asset Purchase Agreement dated June 29, 2010 by and between the Borrower and the Seller.

“Acquisition Documents” means the Acquisition Agreement, all other agreements to be entered into in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters, agreements and other material instruments and documents affecting the terms of the foregoing or entered into in connection therewith.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by JPMorgan Chase Bank, N.A. for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement; provided, however, that notwithstanding the foregoing, the Adjusted Eurodollar Rate shall at no time be less 2.00% per annum.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

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“Administrative Agent” as defined in the preamble hereto.

“Affected Lender” as defined in Section 2.14(b).

“Affected Loans” as defined in Section 2.14(b).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” as defined in Section 6.5(a).

“Agent” means each of Administrative Agent, Syndication Agent and Documentation Agent.

“Agent Affiliates” as defined in Section 10.1(b).

“Aggregate Amounts Due” as defined in Section 2.13.

“Aggregate Payments” as defined in Section 7.2.

“Agreed Synergies” means the synergies mutually agreed upon between the Borrower and the Arranger and set forth on Schedule 1.1(a) hereto.

“Agreement” means this Credit and Guaranty Agreement, dated as of July 13, 2010, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Applicable Margin’’ means (i) with respect to Eurodollar Rate Loans, 9.25% and (ii) with respect to Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i) above, minus (b) 1.00% per annum.  Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.5(f) or Section 8.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans.  A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender.  The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

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“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.1(b).

“Arranger” means Goldman Sachs Lending Partners LLC, in its capacity as sole lead arranger under the Commitment Letter.

“Asset Sale” means:

(1)               the sale, lease, conveyance or other disposition of any assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Borrower and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 2.10(b) and/or Section 6.8 hereof and not by Section 2.10(a) or Section 6.4 hereof; and

(2)               the issuance of Equity Interests in any of Borrower’s Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries (other than shares required by applicable law to be held by a Person other than Borrower or a Restricted Subsidiary).

 Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)               any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)               a transfer of assets between or among Borrower and/or the Restricted Subsidiaries;

(3)               an issuance of Equity Interests by a Restricted Subsidiary of Borrower to Borrower or to a Restricted Subsidiary;

(4)               the sale, lease, conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

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(5)               the sale or other disposition of cash or Cash Equivalents;

(6)               a Restricted Payment that does not violate Section 6.1 hereof or a Permitted Investment;

(7)               an Asset Swap;

(8)               the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(9)               the grant of a Lien permitted by this Agreement;

(10)           the lease or sublease of any real or personal property in the ordinary course of business; and

(11)            the sale or disposition of products, goods or inventory in the ordinary course of business.

“Asset Swap” means a concurrent purchase and sale or exchange of assets used or useful in a Permitted Business between Borrower or any of its Restricted Subsidiaries and another Person, it being understood that an Asset Swap may include a cash equalization payment made in connection therewith; provided that such cash payment, if received by Borrower or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Audited Acquired Business Financial Statements” means either (i) audited balance sheets of the Acquired Business for the two most recently ended Fiscal Years and audited income statements and statements of cash flows of the Acquired Business for the three most recently ended Fiscal Years or (ii) (A) audited statements of assets acquired and liabilities assumed in connection with the Acquisition for the two most recently ended Fiscal Years, (B) audited statements of revenues and direct expenses of the Acquired Business for the three most recently ended Fiscal Years, omitting only those costs not directly involved in generating revenue, (C) to the extent available, selected cash flow information about operating, investing and financing cash flows relating to the Acquired Business for the three most recently ended Fiscal Years and (D) a footnote to the financial statements describing the basis and reasons for the presentation as well as the nature of the omitted expenses, each of items (A) through (D) of this clause (ii) as set forth in the letter from the Securities and Exchange Commission to Borrower, dated May 13, 2010, as such letter or requirements may be modified by the Securities and Exchange Commission.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively; provided, however, that notwithstanding the foregoing, the Base Rate shall at no time be less than 3.00% per annum.  On any day that Base Rate Loans are outstanding, in no event shall the Base Rate be less than the sum of (i) the Adjusted Eurodollar Rate (after giving effect to any Adjusted Eurodollar Rate “floor”) that would be payable on such day for a Eurodollar Rate Loan with a one-month interest period plus (ii) the difference between the Applicable Margin for Eurodollar Rate Loans and the Applicable Margin for Base Rate Loans.

“Base Rate Loan” means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent and Lender.

“Board of Directors” means:

(1)               with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)               with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)               with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)               with respect to any other Person, the board or committee of such Person serving a similar function.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of (1) up to 75.0% of the book value of the accounts receivable of Borrower and its Restricted Subsidiaries, and (2) up to 50.0% of the book value of the inventory of Borrower and its Restricted Subsidiaries consisting of raw materials, work in progress, and finished goods, valued at the lower of cost (determined on a first-in, first-out basis) or market.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

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“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Calculation Date” as defined in the definition of “Fixed Charge Coverage Ratio” hereof.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)               in the case of a corporation, corporate stock;

(2)               in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)               in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)               any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means:

(1)               United States dollars, Canadian dollars and cash deposit accounts denominated in such currencies;

(2)               securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

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(3)               certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender, with any lender party to the Existing Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)               repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)               commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6)               investments in money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7)                in the case of any Foreign Subsidiary, investments made locally of a type comparable to those described in clauses (1) through (6) of this definition.

“Certificate re Non‑Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means the occurrence of any of the following:

(1)               the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Borrower and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Sponsor or a Related Party of the Sponsor;

(2)               the adoption of a plan relating to the liquidation or dissolution of the Borrower (other than a transaction that complies with the provisions of Section 6.4);

(3)               the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above), other than the Sponsor and its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Borrower, measured by voting power rather than number of shares; or

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(4)                after an initial public offering of Borrower or any direct or indirect parent of Borrower, the first day on which a majority of the members of the Board of Directors of Borrower are not Continuing Directors.

“Charges” means all federal, state, provincial, territory, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Obligations, (b) the employees, payroll, income or gross receipts of any Credit Party, (c) any Credit Party’s ownership or use of any properties or other assets, or (d) any other aspect of any Credit Party’s business.

“Closing Date” means the date on which the Term Loans are made, which occurred on July 13, 2010.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G‑1.

“Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Commitments” means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Commitments as of the Closing Date is $100,000,000.

“Commitment Letter” as defined in Section 10.20.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Cash Flow of such Person for such period plus, without duplication:

(1)               non-recurring restructuring charges or reserves, including severance, plant closings, restructurings and consolidations and other like items for such period; plus

(2)               other nonrecurring expenses that in the opinion of management, are appropriate additions to Consolidated Net Income to the extent that such nonrecurring expenses were deducted in computing such Consolidated Net Income; plus

(3)               Sarbanes-Oxley compliance and other related public company expenses,

in each case, calculated in accordance with the historical methodology employed by Borrower for calculating adjusted EBITDA as posted to the holders of the Existing Notes on the Borrower’s website.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

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“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)               an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)               provision for taxes (including, without limitation, the Michigan Single Business Tax) based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)               the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)               non-recurring expenses and charges resulting from equity offerings, investments, mergers, recapitalizations, option buyouts, dispositions, asset acquisitions and similar transactions involving such Person or its Restricted Subsidiaries for such period, in each case to the extent deducted in computing Consolidated Net Income; plus

(5)               non-recurring restructuring charges or reserves for such period, to the extent such restructuring charges or reserves were deducted in computing Consolidated Net Income; plus

(6)               payments pursuant to the Management Agreement as in effect on the Closing Date for such period, subject to the limitations set forth in the definition of “Permitted Payments to Parent,” to the extent such payments were deducted in computing Consolidated Net Income; plus

(7)               depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(8)               non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(1)               the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)               the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that such exclusion shall not apply to the extent such dividends or distributions are actually received by such Person;

(3)               the cumulative effect of a change in accounting principles will be excluded;

(4)               the effect of purchase accounting adjustments required or permitted by GAAP in connection with the Transactions shall be excluded;

(5)               any goodwill impairment charges will be excluded;

(6)               non-cash compensation charges or other non-cash expenses or charges arising from the grant or issuance of stock, stock options or other equity-based awards to directors, officers or employees of Borrower and its Restricted Subsidiaries will be excluded; and

(7)                payments of fees and expenses made by Borrower in connection with the consummation of the Transactions for such period will be excluded.

“Consolidated Total Assets” means, as of any date of determination, the total amount of assets that would appear on a consolidated balance sheet of Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person:  (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Borrower who:

(1)               was a member of such Board of Directors on the date of this Agreement; or

(2)                was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Obligation” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including the Credit Documents and the Acquisition Documents.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A‑2.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to such Credit Party to use any Copyright or Copyright registration owned by a third party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.8.

“Credit Document” means any of this Agreement, the Notes, if any, the Fee Letter Supplement, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Credit Facilities” means one or more debt facilities (including, without limitation, the Existing Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Party” means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Lender Default and ending on the earliest of the following dates: (i) the date on which the Obligations are declared or become immediately due and payable and (ii) the date that such Defaulting Lender ceases to hold any portion of the Term Loans.

“Defaulting Lender” as defined in Section 2.18.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to a certificate of an Authorized Officer of Borrower, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.1 hereof.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Documentation Agent” as defined in the preamble hereto.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Restricted Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Borrower.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business, and (iii) solely for purposes of purchasing Term Loans pursuant to a Mandatory Sponsor Offer to Purchase, the Sponsor or a Sponsor Affiliate; provided that other than pursuant to clause (iii) of this definition, neither any Credit Party nor any Affiliate thereof shall be an Eligible Assignee.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, legally binding standards and regulations, now or hereafter in effect, and any legally binding applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety and the environment (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata).  Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of legal counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or regulation or equity or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043 of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Eurodollar Rate Loan” means a Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of July 2, 2010 by and among Exopack, LLC, Cello-Foil Products, Inc., Exopack Performance Films Inc. and Exopack-Newmarket, Ltd., as borrowers, Exopack Holding Corp. and certain other persons parties thereto as other credit parties, the lenders from time to time parties thereto, General Electric Capital Corporation, as US Agent and US L/C Issuer and GE Canada Finance Holding Company, as Canadian Agent and Canadian L/C Issuer, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, including by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of July 8, 2010.

“Existing Indebtedness” means the Indebtedness of Borrower and its Subsidiaries (other than Indebtedness under the Existing Credit Agreement) in existence on the date of the Existing Indenture, until such amounts are repaid.

“Existing Indenture” means that certain Indenture dated as of January 31, 2006 by and among Exopack Holding Corp., as issuer, certain other persons parties thereto as guarantors and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time.

“Existing Notes” means the “Notes” issued under the Existing Indenture as of the Closing Date.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of Borrower.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Fair Share” as defined in Section 7.2.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its  capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means that certain Fee Letter dated as of June 15, 2010 by and between Borrower and GS Lending Partners, as amended by that certain Amendment to Fee Letter dated as of June 17, 2010 by and between Borrower and GS Lending Partners, as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, as supplemented pursuant to the Fee Letter Supplement.

“Fee Letter Supplement” means that certain Supplement to Fee Letter dated as of July 13, 2010 by and between Borrower and GS Lending Partners.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower and its Subsidiaries delivered in accordance with Section 5.1.

“Fiscal Month” means a fiscal month of any Fiscal Year.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(1)               acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act but giving effect to Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2)               the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)               the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)               any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)               any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)               if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)               the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(2)               the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)               any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)               the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Borrower (other than Disqualified Stock) or to Borrower or a Restricted Subsidiary of Borrower, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Intangibles” means “general intangibles” as such term is defined in the UCC.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“GS Lending Partners” as defined in the preamble hereto.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of:

(1)               Holdings;

(2)               Exopack LLC, a Delaware limited liability company, Exopack-Thomasville, LLC, a Delaware limited liability company, Exopack-Hebron, LLC, a Delaware limited liability company, Exopack-Ontario, Inc., a California corporation, Exopack Technology, LLC, a California limited liability company, Cello-Foil Holding Corp., a Delaware corporation, Cello-Foil Products, Inc., a Michigan corporation, TPG Group Holding Corp., a Delaware corporation, TPG Enterprises, Inc., a Delaware corporation, TPG (US), Inc., a Delaware corporation, Exopack Advanced Coatings, LLC, a Delaware limited liability company, and Intelicoat Technologies Image Products Matthews LLC, a Delaware limited liability company; and

(3)                any other Subsidiary of Borrower that executes a Counterpart Agreement in accordance with the provisions of this Agreement,

and their respective successors and assigns, in each case, until the Guaranty of such Person has been released in accordance with the provisions of this Agreement.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous goods,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by‑product thereof, asbestos, polychlorinated biphenyls (“PCB’s”), or any radioactive substance.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)               interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)               other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Borrower and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Borrower and its Subsidiaries as of the most recent Fiscal Quarter ended after the date of the most recent audited financial statements and at least 45 days prior to the Closing Date, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three‑or six‑month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Borrower that they fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year‑end adjustments.

“Holdings” as defined in the preamble hereto.

“Increased‑Cost Lenders” as defined in Section 2.19.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)               in respect of borrowed money;

(2)               evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)               in respect of bankers’ acceptances;

(4)               representing Capital Lease Obligations;

(5)               representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that represents an accrued expense or trade payable; or

(6)               representing any Hedging Obligations,

 if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent that the aggregate amount of such Indebtedness does not exceed the Fair Market Value of the asset and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Term Loans, the syndication of the Term Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including the enforcement of the Guaranty)); (ii) the Commitment Letter and Fee Letter; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Indemnitee” as defined in Section 10.3.

“Insolvency Law” mean any applicable insolvency or other similar law of any jurisdiction, including any other law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Term Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Term Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one‑, two‑, three‑ or six‑months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Closing Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Term Loans shall extend beyond the Maturity Date;.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If Borrower or any Subsidiary of Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Borrower, Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Borrower’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 6.1(c) hereof.  The acquisition by Borrower or any Subsidiary of Borrower of a Person that holds an Investment in a third Person will be deemed to be an Investment by Borrower or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 6.1(c) hereof.  Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Joint Venture” means any joint venture that is not a Restricted Subsidiary.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Default” as defined in Section 2.18.

“License” means Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease that is not a Capital Lease Obligation be deemed to constitute a Lien.

“Litigation” as defined in Section 5.1(f).

“Management Agreement” means the management services agreement, dated as of October 13, 2005, between Borrower and Sun Capital Partners Management IV, LLC, as in effect as of the Closing Date, and any renewals or replacements thereof or amendments thereto (as long as the terms of such renewals, replacements or amendments are not less favorable to the Lenders in any material respect, taken as a whole, as compared to such agreement as in effect on the Closing Date).

“Mandatory Sponsor Offer Date” as defined in Section 5.10.

“Mandatory Sponsor Offer to Purchase” as defined in Section 5.10.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole; (b) the ability of any Credit Party to fully and timely perform its Obligations; (c) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or (d) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Maturity Date” means the earlier of (i) February 1, 2014, and (ii) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investor Services, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section (3)(7) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make in the past five years contributions on behalf of participants who are or were employed by any of them or withdrawal liability payments.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)               any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:  (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)                any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees and discounts, sales and brokerage commissions and any relocation expenses incurred as a result of the Asset Sale), (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“New Senior Notes” means senior notes of the Borrower issued pursuant to the terms of the Fee Letter.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Recourse Debt” means Indebtedness:

(1)               as to which neither Borrower nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)               no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)               as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Borrower or any of its Restricted Subsidiaries.

“Non‑US Lender” as defined in Section 2.16(c).

“Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of every nature of each Credit Party, including obligations from time to time owed to Agents (including former Agents), Arranger, Lenders or any of them, under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Offer to Purchase Leverage Ratio” means the ratio of (I) total Indebtedness for Borrower and its Restricted Subsidiaries after giving effect to the Acquisition to (II) pro forma Consolidated Adjusted EBITDA after giving effect to the Acquisition, and including the Agreed Synergies, for the twelve-month period ending on the last day of Borrower’s most recently ended Fiscal Quarter.

“Offer to Purchase Notice” as defined in Section 10.6(i).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Opinion of Counsel” means an opinion from legal counsel that includes the following:

(1)               a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)               a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)               a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

The counsel may be an employee of or counsel to Borrower or any Subsidiary of Borrower.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by‑laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Parent Company” means Holdings, CPG Finance, Inc., [***], and any successors thereto.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to such Credit Party with respect to any invention on which a Patent owned by a third party is in existence.

  “Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or any other country, and (b) all reissues, continuations, continuations‑in‑part or extensions thereof.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“PATRIOT Act” as defined in Section 3.1(q).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Business” means any business conducted by Borrower or any Restricted Subsidiary on the Closing Date and any businesses that, in the good faith judgment of the Board of Directors of Borrower, are reasonably related, ancillary or complementary thereto, or reasonable extensions thereof.

“Permitted Debt” means:

(1)               the incurrence by Borrower and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Borrower and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $45.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Borrower or any of its Restricted Subsidiaries since the date of the Existing Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 of the Existing Indenture or Section 2.10(a) hereof, and (b) the Borrowing Base as of the date of such incurrence;

(2)               the incurrence by Borrower and its Restricted Subsidiaries of the Existing Notes and the Existing Indebtedness set forth on Schedule 1.1(b);

(3)               the incurrence by Borrower and the Guarantors of the Term Loans and the Guaranties on the Closing Date;

(4)               the incurrence by Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property, plant or equipment used in the business of the Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) 2.5% of Consolidated Total Assets and (y) $10.0 million at any time outstanding;

(5)               the incurrence by Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 6.3(a) or clauses (2), (3), (4) or (5) of this definition of “Permitted Debt”;

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(6)               the incurrence by Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Borrower and any such Restricted Subsidiary; provided, however, that:

(a)                if Borrower or any Guarantor is the obligor on such Indebtedness and the payee is not Borrower or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Term Loans and the Guaranties; and
(b)               (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Borrower or a Restricted Subsidiary of Borrower and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Borrower or a Restricted Subsidiary of Borrower, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)               the issuance by any of Borrower’s Restricted Subsidiaries to Borrower or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)                any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than Borrower or a Restricted Subsidiary of Borrower; and
(b)               any sale or other transfer of any such preferred stock to a Person that is not either Borrower or a Restricted Subsidiary of Borrower,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                the incurrence by Borrower or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)               the incurrence by Borrower or any Restricted Subsidiary of Indebtedness arising from agreements of Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, “earn out” or similar obligations, in each case, incurred in connection with the acquisition or disposition of assets, including shares of Capital Stock, in accordance with the terms of this Agreement; provided, that the amount of such Indebtedness does not exceed the gross proceeds actually received by Borrower and its Restricted Subsidiaries in connection with any such disposition;

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(10)           the guarantee by Borrower or any of the Guarantors of Indebtedness of Borrower or a Restricted Subsidiary of Borrower that was permitted to be incurred by Section 6.3 (including by any other clause of this definition); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Term Loans, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11)           the incurrence by Borrower or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances and performance, completion and surety bonds or guarantees in the ordinary course of business;

(12)           the incurrence by Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days of being incurred;

(13)           the incurrence of Acquired Debt of Persons that are acquired by Borrower or any Restricted Subsidiary in accordance with the terms of this Agreement; provided that such Acquired Debt is not incurred in connection with or in contemplation of such acquisition; and provided, further, that after giving effect to such acquisition, either (a) Borrower or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a), or (b) Borrower’s Fixed Charge Coverage Ratio immediately following such acquisition and incurrence would be greater than Borrower’s Fixed Charge Coverage Ratio immediately prior to such acquisition and incurrence; and

(14)           the incurrence by Borrower or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $7.5 million.

“Permitted Investments” means:

(1)               any Investment in Borrower or in a Restricted Subsidiary of Borrower that is a Guarantor;

(2)               any Investment in Cash Equivalents;

(3)               any Investment by Borrower or any Restricted Subsidiary of Borrower in a Person, if as a result of such Investment:

(a)        such Person becomes a Restricted Subsidiary of Borrower and a Guarantor; or

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(b)        such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrower or a Restricted Subsidiary of Borrower;

(4)               any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.4 hereof;

(5)               any Investment made for consideration consisting of Equity Interests (other than Disqualified Stock) of Borrower;

(6)               any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates of Borrower;

(7)               Investments represented by Hedging Obligations;

(8)               loans or advances to employees of Borrower or any Restricted Subsidiary made in the ordinary course of business not to exceed an aggregate amount of $2.0 million outstanding at any one time;

(9)               repurchases of the Existing Notes and/or the New Senior Notes;

(10)           Investments existing on the date of the Existing Indenture;

(11)           Investments in Joint Ventures and/or minority businesses, not to exceed since the date of the Existing Indenture an aggregate of the greater of (x) $10.0 million and (y) 2.5% of Consolidated Total Assets;

(12)           guarantees otherwise permitted by the terms of this Agreement;

(13)           negotiable instruments held for collection and similar deposits received by Borrower or any Restricted Subsidiary as ordinary course of business trade receivables; and

(14)           other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of $5.0 million and 1.25% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (14) is made in a Person that becomes a Restricted Subsidiary after the date of the making of such Investment, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and will cease to count as an Investment for purposes of this clause (14).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Permitted Liens” means:

(1)               Liens on assets of Borrower or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to either clause (1) or clause (14) of the definition of Permitted Debt and/or securing Hedging Obligations related thereto;

(2)               Liens in favor of Borrower or the Guarantors;

(3)               Liens on property (including Capital Stock) of a Person existing at the time such Person is merged with or into or consolidated with Borrower or any Subsidiary of Borrower; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Borrower or the Subsidiary;

(4)               Liens on property (including Capital Stock) existing at the time of acquisition of the property by Borrower or any Subsidiary of Borrower; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(5)               Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)               Liens to secure Indebtedness (including Capital Lease Obligations) permitted pursuant to clause (4) of the definition of Permitted Debt covering only the assets acquired with or financed by such Indebtedness;

(7)               Liens existing on the date of the Existing Indenture;

(8)               Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)               Liens imposed by law, such as carriers’, warehousemen’s, landlords’, worker’s compensation, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)           survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Borrower and its Restricted Subsidiaries, taken as a whole;

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(11)           Liens created for the benefit of (or to secure) the Term Loans or any Guaranty;

(12)           Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:

(a)        the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(b)        the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)           Liens incurred in the ordinary course of business of Borrower or any Subsidiary of Borrower that are not otherwise prohibited by this Agreement; provided that the aggregate amount of obligations secured thereby does not exceed $5.0 million at any one time outstanding;

(14)           judgment Liens not giving rise to an Event of Default;

(15)           Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;

(16)           Liens upon specific items of inventory or other goods and proceeds of Borrower or any Restricted Subsidiary securing Borrower’s or any Restricted Subsidiary’s obligations in respect of banker’s acceptances issued or created for the account of Borrower or any Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(17)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Borrower or any of its Restricted Subsidiaries;

(18)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(19)           Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement;

(20)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted hereunder;

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(21)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; and

(22)            purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)               payments to or on behalf of any Parent Company in an amount sufficient to pay out-of-pocket legal, accounting, filing and other general corporate overhead costs of such Parent Company and franchise taxes and other fees required to maintain its existence actually and reasonably incurred by such Parent Company, in any case in an aggregate amount not to exceed $500,000 in any calendar year;

(2)               for so long as Borrower is a member of a group filing a consolidated or combined tax return with CPG Finance, Inc., payments to CPG Finance, Inc. in respect of an allocable portion of the tax liabilities of such group, including estimated taxes, that is attributable to Borrower and its Subsidiaries (“Tax Payments”).  The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Borrower would owe if Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Borrower and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that CPG Finance, Inc. actually owes to the appropriate taxing authority.  Any Tax Payments received from Borrower shall be paid over to the appropriate taxing authority within 30 days of CPG Finance, Inc.’s receipt of such Tax Payments or refunded to Borrower;

(3)               payments to the Sun Capital Partners Management IV, LLC of management fees pursuant to the Management Agreement in an amount not to exceed in any Fiscal Year the greater of $1.0 million and 2.0% of Borrower’s EBITDA (as defined in the Management Agreement); and

(4)                payments to the Sun Capital Partners Management IV, LLC of reasonable and customary management consulting fees pursuant to the Management Agreement in an amount not to exceed 1% of the aggregate consideration (including assumed debt and long-term liabilities) paid to or by Borrower or any Subsidiaries in connection with any refinancings, restructurings, equity or debt offerings, acquisitions, mergers, consolidations, business combinations, sales and divestitures involving Borrower or any of its Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(1)               the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)               such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)               if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Term Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Term Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                such Indebtedness is incurred either by Borrower or by the Restricted Subsidiary that is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of its employees.

“Platform” as defined in Section 5.1(l).

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means the Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as the Administrative Agent may from time to time designate in writing to Borrower, Administrative Agent and each  Lender.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that are (i) directly attributable to an acquisition that occurred during the four quarter period or after the end of the four quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect and applied as of the Closing Date, (ii) were actually implemented by the business that was the subject of any such acquisition within six months after the date of the acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition and that Borrower reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in each case (i), (ii) and (iii), are described, as provided below, in a certificate of the Borrower’s chief financial officer, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during the four quarter period in order to achieve such reduction in costs.  Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Administrative Agent from the Borrower’s chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders.

“Purchase Offer Amount” as defined in Section 5.10.

“Qualified Plan” means a Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Register” as defined in Section 2.4(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Exchange Act as in effect from time to time.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Party” means:

(1)               any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of the Sponsor; or

(2)                any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Sponsor and/or such other Persons referred to in the immediately preceding clause (1).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” as defined in Section 2.19.

“Required Prepayment Date” as defined in Section 2.11(b).

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and representing more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” as defined in Section 6.1(a).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a Division of The McGraw -Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Seller” means Bemis Company, Inc. and its subsidiaries and affiliates.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit G‑2.

“Solvent” with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Sponsor” means [***].

“Sponsor Affiliate” means any Affiliate of Sponsor, including, without limitation, [***] (other than Holdings, Borrower and their respective Subsidiaries).

“Sponsor Assignment and Acceptance” means a Sponsor Assignment and Acceptance substantially in the form of Exhibit I.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Statement” as defined in Section 5.1(b).

“Subsidiary” means, with respect to any specified Person:

(1)                any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including any interest, fines, penalties or other additions related thereto) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or as a result of a connection other than a connection resulting solely from entering into, or performing obligations or receiving payments under, or enforcing, this Agreement or any Credit Document, on all or part of the overall net income, profits, branch profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Tax Returns” means all reports, returns, information returns, claims for refund, elections, estimated Tax filings or payments, requests for extension, documents, statements, declarations and certifications and other information required to be filed with respect to Taxes, including attachments thereto and amendments thereof.

“Term Loan” means a Term Loan made by a Lender to Borrower pursuant to Section 2.1(a).

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Terminated Lender” as defined in Section 2.19.

“Title IV Plan” means a Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA or Section 412 of the Internal Revenue Code, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to such Credit Party to use any Trademark owned by a third party.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Transactions” means (i) the Acquisition, (ii) the making of Term Loans by the Lenders to Borrower in accordance with this Agreement and (iii) the payment of Transaction Costs.

“Transaction Costs” means the fees, costs, commissions and expenses payable by Borrower or any of Borrower’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Acquisition Documents.

“Type of Loan” means a Base Rate Loan or a Eurodollar Rate Loan.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for purposes of determining the funded status of such Title IV Plan under Section 412 of the Internal Revenue Code.

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of Borrower that is designated by the Board of Directors of Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)               has no Indebtedness other than Non-Recourse Debt;

(2)               except as permitted by Section 6.5 hereof, is not party to any agreement, contract, arrangement or understanding with Borrower or any Restricted Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Borrower;

(3)               is a Person with respect to which neither Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)               has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Borrower or any of its Restricted Subsidiaries.

“Unadjusted Eurodollar Rate Component” means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

“U.S. Lender” as defined in Section 2.16(c).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Waivable Mandatory Prepayment” as defined in Section 2.11(b).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)               the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                the then outstanding principal amount of such Indebtedness.

1.2. Accounting Terms

.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(a) and 5.1(b) or any other Section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrower shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.  Notwithstanding the foregoing, in the event that any Accounting Change shall occur and such change results in a change in the method of calculation of the financial covenants, standards or terms in this Agreement, then Borrower and Administrative Agent agree to negotiate in good faith in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Credit Parties shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by Borrower, Administrative Agent and the Requisite Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.

1.3. Interpretation, Etc.

  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sub-lease and sub-license, as applicable.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

SECTION 2.   TERM LOANS

2.1. Term Loans

(a)   Term Loan Commitments.  Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to Borrower in an amount equal to such Lender’s Commitment.  Borrower may make only one borrowing under each Commitment which shall be on the Closing Date.  Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed.  Subject to Sections 2.9 and 2.10, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date.  Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Commitment on such date.

(b)   Borrowing Mechanics for Term Loans.

(i)   Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than three days prior to the Closing Date.  Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii)   Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent.  Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Borrower.

2.2. Pro Rata Shares; Availability of Funds

(a)   Pro Rata Shares.  All Term Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)   Availability of Funds.  Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Term Loan, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on the Closing Date.  If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate.  If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans.  Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

2.3. Use of Proceeds

.  The proceeds of the Term Loans made on the Closing Date shall be applied by Borrower to pay for (i) the consideration in respect of the Acquisition, (ii) fees, commissions and expenses in connection with the Acquisition and (iii) one-time integration costs in connection with the Acquisition in an amount not to exceed $5.0 million. No portion of the proceeds of the Term Loans shall be used in any manner that causes or might cause the making of such Term Loans or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

2.4. Evidence of Debt; Register; Lenders' Books and Records; Notes.

(a)   Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of the Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)   Register.  Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Term Loans of each Lender from time to time (the “Register”).  The Register shall be available for inspection by Borrower or any Lender (with respect to any entry relating to such Lender’s Term Loans) at any reasonable time and from time to time upon reasonable prior notice.  Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Term Loan.  Borrower hereby designates GS Lending Partners to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent GS Lending Partners serves in such capacity, GS Lending Partners and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(c)   Notes.  If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan.

2.5. Interest on Term Loans

(a)   Except as otherwise set forth herein, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)   if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii)   if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

provided, however, that in each case, notwithstanding the foregoing, interest on the unpaid principal amount of any Term Loan shall at no time be less than 12.00% per annum.

(b)   The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the date on which Syndication Agent notifies Borrower that the primary syndication of the Term Loans has been completed, as determined by Syndication Agent, the Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans.  If on any day a Term Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan.

(c)   In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time.  In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Term Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then‑current Interest Period for such Term Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan).  In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month.  As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(d)   Interest payable pursuant to Section 2.5(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365‑day or 366‑day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360‑day year, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan or the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Term Loan.

(e)   Except as otherwise set forth herein, interest on each Term Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Term Loans, including final maturity of the Term Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f)   Upon the occurrence and during the continuance of an Event of Default under Section 8.1(a), (c), (f) or (g) and, at the request of Requisite Lenders, any other Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or any fees, premiums or other amounts owed hereunder, shall thereafter bear interest (including post‑petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the Term Loans (or, in the case of any such fees, premiums and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this Section 2.5(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

2.6. Conversion/Continuation

(a)   Subject to Section 2.14 and so long as no Default or Event of Default shall have occurred and then be continuing unless Requisite Lenders consent to permit such conversion or continuation, Borrower shall have the option:

(i)   to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or

(ii)   upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b)   Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan).  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.7. Fees

(a)   Borrower agrees to pay on the Closing Date to each Lender party to this Agreement as a Lender on the Closing Date, as fee compensation for the funding of such Lenders’ Term Loan, a closing fee in an amount equal to [***] of the stated principal amount of such Lender’s Term Loan, payable to such Lender from the proceeds of its Term Loan as and when funded on the Closing Date.  Such fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(b)   Borrower agrees to pay to GS Lending Partners all fees and other obligations in accordance with and at all times specified by the Fee Letter.

(c)   In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

2.8. Repayment

  The Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full by the Borrower no later than the Maturity Date.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

2.9. Voluntary Prepayments

.  Any time and from time to time, Borrower may prepay Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided that any such prepayment shall be made at (i) 105.625% of the amount prepaid if such prepayment occurs prior to February 1, 2011, (ii) 102.813% of the amount prepaid if such prepayment occurs on or after February 1, 2011, but prior to February 1, 2012 and (iii) 100% of the amount prepaid if such prepayment occurs on or after February 1, 2012.  All such prepayments shall be made (1) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans and (2) upon not less than three Business Days’ prior written notice in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required (and Administrative Agent will promptly transmit such original notice by telefacsimile or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in Section 2.11(a).

2.10. Mandatory Prepayments

(a)   Asset Sales.  Subject to Section 2.11(b), no later than the first Business Day following the date of receipt by Borrower or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale, Borrower shall prepay the Term Loans in an aggregate amount equal to such Net Proceeds; provided that

(1)               Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to invest Net Proceeds from an Asset Sale within 365 days of receipt thereof as follows:

(A)             to repay any Indebtedness and other obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(B)              to (i) acquire all or substantially all of the assets of, or any Capital Stock of, a Person principally engaged in a Permitted Business or (ii) enter into a definitive binding agreement with respect to such acquisition, provided that such acquisition is consummated within the later of (x) 365 days after the receipt of Net Proceeds of the Asset Sale and (y) 180 days after the date of such agreement, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Borrower;

(C)              to make a capital expenditure; or

(D)             to (i) acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business or (ii) enter into a definitive binding agreement with respect to such acquisition, provided that such acquisition is consummated within the later of (x) 365 days after the receipt of Net Proceeds of the Asset Sale and (y) 180 days after the date of such agreement; and

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(2)               pending the final application of any Net Proceeds, Borrower (or a Restricted Subsidiary that is a Guarantor) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

(b)   Change of Control.  Subject to Section 2.11(b), if the Existing Indenture (i) is in existence and has not been defeased as of the date of any Change of Control, then on the Change of Control Payment Date (as defined in the Existing Indenture as in effect as of the Closing Date) and (ii) has terminated or defeased as of the date of any Change of Control, then on or prior to the date that is 90 days following the occurrence of a Change of Control, Borrower shall prepay the Term Loans at 101% of the aggregate principal amount of the Term Loans so prepaid.

(c)   Sale and Issuance of New Senior Notes.  On the date of receipt by Borrower of any proceeds from the sale of New Senior Notes funded or purchased by any Lender or one or more of its Affiliates, Borrower shall apply such proceeds (i) first, to prepay the Term Loans held at that time by such Lender and (ii) second, to prepay Term Loans in accordance with Section 2.11, in each case at 100% of the principal amount of the Term Loans so prepaid.

(d)   Prepayment Certificate.  Concurrently with any prepayment of the Term Loans pursuant to Sections 2.10(a) through 2.10(c), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds.  In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Term Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.11. Application of Prepayments

(a)   Application of Prepayments of Loans.  Any prepayment of any Term Loan pursuant to Section 2.9 or Sections 2.10(a), 2.10(b) and 2.10(c)(ii) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof), and further applied on a pro rata basis to reduce the principal on the Term Loans.

(b)   Waivable Mandatory Prepayment.  Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans pursuant to Section 2.10(a), 2.10(b) or 2.10(c)(ii), not less than five Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount.  Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the third Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the third Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option).  On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(c)   Application of Prepayments of Term Loans to Base Rate Loans and Eurodollar Rate Loans.  Any prepayment of Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.14(c).

2.12. General Provisions Regarding Payments

(a)   All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

(b)   All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest and premium, if any, on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)   Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees and, if applicable, premiums payable with respect thereto, to the extent received by Administrative Agent.

(d)   Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)   Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(f)   Borrower hereby authorizes Administrative Agent to charge Borrower’s accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(g)   Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non‑conforming payment.  Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non‑conforming.  Any non‑conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a).  Interest shall continue to accrue on any principal as to which a non‑conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate specified in Section 2.5(f) from the date such amount was due and payable until the date such amount is paid in full.

(h)   If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments received by the Administrative Agent hereunder in respect of any of the Obligations, shall be applied in the following order of priority:  first, to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder, all in accordance with the terms hereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Borrower or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.13. Ratable Sharing

.  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set‑off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.  Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set‑off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.  The provisions of this Section 2.13 shall not be construed to apply to (a) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, any prepayment made pursuant to Section 2.10(c)(i) hereof) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in its Term Loan or other Obligations owed to it.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

2.14. Making or Maintaining Eurodollar Rate Loans

(a)   Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Term Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b)   Illegality or Impracticability of Eurodollar Rate Loans.  In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).  If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Term Loans as, or to convert Term Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Term Loan as (or continue such Term Loan as or convert such Term Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(c)   Compensation for Breakage or Non‑Commencement of Interest Periods.  Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re‑employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d)   Booking of Eurodollar Rate Loans.  Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)   Assumptions Concerning Funding of Eurodollar Rate Loans.  Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

2.15. Increased Costs; Capital Adequacy

(a)   Compensation For Increased Costs and Taxes.  Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi‑governmental authority (whether or not having the force of law): (i) changes or adds the basis on which such Lender (or its applicable lending office) is subject to Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.  Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b)   Capital Adequacy Adjustment.  In the event that any Lender shall have determined that the adoption, effectiveness, phase‑in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Term Loan or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase‑in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after‑tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

2.16. Taxes; Withholding, Etc.

(a)   Payments to Be Free and Clear.  All sums payable by or on behalf of any Credit Party hereunder and under any other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by any Governmental Authority.

(b)   Withholding of Taxes.  If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after the due date of payment of any such Tax, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, with respect to any United States federal withholding taxes, no such additional amount shall be required to be paid to any Lender (other than a Lender that becomes a Lender pursuant to Section 2.19) under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender; provided that additional amounts shall be payable to a Lender to the extent such Lender’s assignor was entitled to receive such additional amounts.

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(c)   Evidence of Exemption From U.S. Withholding Tax.  Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non‑US Lender”) shall, to the extent such Lender is legally able to do so, deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W‑8BEN, W‑8ECI and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non‑Bank Status together with two original copies of Internal Revenue Service Form W‑8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents.  Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to Administrative Agent and Borrower on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or otherwise prove that it is entitled to such an exemption. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W‑8BEN, W‑8ECI, W-8IMY or W-9 (or, in each case, any successor form), or a Certificate re Non‑Bank Status and two original copies of Internal Revenue Service Form W‑8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.  Borrower shall not be required to pay any additional amount to any Lender under Section 2.16(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence required by the first or second sentence of this Section 2.16(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first or second sentence, as the case may be, of this Section 2.16(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in clause (1) of this sentence shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.16 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.  In addition, each Lender shall provide any other information that the Borrower or the Administrative Agent may reasonably request in order to determine the amount of any applicable United States withholding taxes.

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(d)   Without limiting the provisions of Section 2.16(b), Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law.  Borrower shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)   The Borrower shall indemnify the Administrative Agent and any Lender for the full amount of Taxes for which additional amounts are required to be paid pursuant to Section 2.16(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Credit Party, containing reasonable detail, shall be conclusive absent manifest error. Such payment shall be due within thirty (30) days of such Credit Party’s receipt of such certificate.

2.17. Obligation to Mitigate

.  Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loan becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) maintain its Term Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above.  A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

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2.18. Defaulting Lenders

.  Anything contained herein to the contrary notwithstanding, in the event that any Lender is deemed insolvent or becomes the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding, or if any Lender or any substantial part of its property becomes the subject of an appointment of a receiver, intervenor or conservator, or a trustee or similar officer becomes the subject of a bankruptcy (a “Lender Default”) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect (such Lender, a “Defaulting Lender”), then during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of calculating Requisite Lenders (including the granting of any consents or waivers) with respect to any of the Credit Documents.  Except as otherwise expressly provided in this Section 2.16, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Lender Default or the operation of this Section 2.18.  The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Lender Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Lender Default.

2.19. Removal or Replacement of a Lender

.  Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased‑Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non‑Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased‑Cost Lender, Defaulting Lender or Non‑Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased Cost Lender, a Non-Consenting Lender or Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.7; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to 2.14(c), 2.15 or 2.16; or otherwise as if it were a prepayment at par and (3) in the event such Terminated Lender is a Non‑Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non‑Consenting Lender.  Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.  Each Lender agrees that if Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6.  In the event that a Lender does not comply with the requirements of the immediately preceding sentence  within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

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SECTION 3.   CONDITIONS PRECEDENT

3.1. Closing Date

.  The obligation of each Lender to make Term Loans on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a)   Credit Documents.  Administrative Agent and Arranger shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

(b)   Organizational Documents; Incumbency.  Administrative Agent and Arranger shall have received (i) copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents and the Acquisition Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

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(c)   Consummation of Transactions.

(i)   The Acquisition shall have been consummated pursuant to the Acquisition Agreement without giving effect to any waiver or amendment that (A) is, in the reasonable judgment of the Administrative Agent, materially adverse to the Lenders, or the Administrative Agent, unless the Administrative Agent consents to such waiver or amendment (it being understood that, by way of examples and without limitation, any amendment or waiver to the cooperation with financing provisions in the Acquisition Agreement or the definition of or the condition related to “Material Adverse Effect” therein or any increase of the purchase price for the Acquisition is, in each case, a waiver of or amendment to the Acquisition Agreement that is materially adverse to the Lenders and/or the Administrative Agent) or (B) decreases the purchase price for the Acquisition by an amount in excess of 10% of the purchase price set forth in the Acquisition Agreement unless the Administrative Agent consents to such decrease, such consent under this clause (B) not to be unreasonably withheld or delayed.

(ii)   Administrative Agent and Arranger shall each have received a fully executed or conformed copy of each Acquisition Document, together with copies of each of the opinions of counsel delivered to the parties under the Acquisition Documents, accompanied by a letter from each such counsel (to the extent not inconsistent with such counsel’s established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.  Each Acquisition Document shall be in full force and effect.

(d)   No Default Under Existing Debt Documents.  There will not exist (pro forma for the Acquisition and the financing thereof) any default or event of default under the Existing Credit Agreement or the Existing Indenture.

(e)   Transaction Costs.  On or prior to the Closing Date, Borrower shall have delivered to Administrative Agent Borrower’s reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

(f)   Governmental Authorizations and Consents.  Each Credit Party shall have obtained all material Governmental Authorizations and all material consents of other Persons, in each case that are necessary in connection with the transactions contemplated by the Credit Documents and the Acquisition Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent and Arranger.

(g)   Third Party Reports.  Administrative Agent and Arranger shall have received such third party reports on the Acquired Business as the Arranger may reasonably request that are readily available to the Borrower, it being acknowledged that the Administrative Agent and the Arranger have received a quality of earnings report on the Acquired Business prepared by PricewaterhouseCoopers.

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(h)   Financial Statements.  Administrative Agent and Arranger shall have received from the Borrower (i) the Historical Financial Statements, (ii) any additional audited and unaudited financial statements for all recent, probable or pending acquisitions required to be disclosed to the holders of the Existing Notes and prepared in accordance with the Borrower’s historical methodology as posted to the holders of the Existing Notes on the Borrower’s web-site, including the Agreed Synergies and (iii) pro forma consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be prepared in accordance with the Borrower’s historical methodology as posted to the holders of the Existing Notes on the Borrower’s web-site, and including the Agreed Synergies.  The Administrative Agent and the Arranger acknowledge receipt of the Historical Financial Statements.

(i)   Opinions of Counsel to Credit Parties.  Administrative Agent and Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Morgan, Lewis & Bockius LLP, counsel for Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and Arranger and (ii) Kreis, Enderle, Hudgins & Borsos, P.C., Michigan counsel for Cello-Foil Products, Inc., in form and substance reasonably satisfactory to Administrative Agent and Arranger, dated as of the Closing Date (and each Credit Party hereby instructs such counsel to deliver such opinions to Administrative Agent and Lenders).

(j)   Performance of Obligations.  All costs, fees (including, without limitation, the fees referred to in Section 2.7) and expenses (including, without limitation, legal fees and expenses) shall have been paid to the extent due and Borrower shall have complied in all material respects with all of its other obligations under the Commitment Letter and the Fee Letter.

(k)   Solvency Certificate.  On the Closing Date Administrative Agent and Arranger shall have received a Solvency Certificate from Borrower.

(l)   Closing Date Certificate.  Borrower shall have delivered to Administrative Agent and Arranger an originally executed Closing Date Certificate, together with all attachments thereto.

(m)   Rating.  The Borrower shall have used commercially reasonable efforts to obtain (i) a public corporate family rating from Moody’s, (ii) a public corporate credit rating from S&P and (iii) a public credit rating for the Term Loans from each of Moody’s and S&P.

(n)   Closing Date.  Lenders shall have made the Term Loans to Borrower on or before September 30, 2010.

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(o)   No Material Adverse Effect.  There shall not have occurred, since December 31, 2009, any event that has resulted in or could reasonably be expected to result in a material adverse change in or effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Borrower and its subsidiaries after giving effect to the Acquisition, as determined by Administrative Agent and the Arranger in their reasonable discretion.

(p)   Letter of Direction.  Administrative Agent shall have received a duly executed letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Term Loans made on such date.

(q)   “Know Your Customer” Matters.  The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”).

(r)   Funding Notice.  The Administrative Agent shall have received a fully executed and delivered Funding Notice.

(s)   Representations and Warranties.  The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(t)   No Default.  No event shall have occurred and be continuing or would result from the making of the Term Loans that would constitute a Default or an Event of Default.

SECTION 4.   REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make Term Loans to be made thereby, each Credit Party represents and warrants to each Lender, on the Closing Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Acquisition contemplated hereby):

4.1. Organization and Powers

(a)   Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and qualified to do business and in good standing in all countries, states and provinces where such qualification is required except where failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business as of the Closing Date are set forth on Schedule 4.1(a).  Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Credit Document and Acquisition Document to which it is a party and to incur the Obligations and carry out the Transactions.

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(b)   Capitalization.  As of the Closing Date: (i) the authorized Equity Interests of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 4.1(b); (ii) all issued and outstanding Equity Interests of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable (as applicable), free and clear of all Liens other than Permitted Liens under clauses (1), (8) and (14) of the definition thereof, and such Equity Interests were issued in compliance with all applicable state, provincial, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Equity Interests of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully‑diluted ownership of the Equity Interests of each of the Credit Parties and each of their Subsidiaries is set forth on Schedule 4.1(b); and (iv) no Equity Interest of any Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding.  Except as provided in Schedule 4.1(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Equity Interest of any such entity.

(c)   Binding Obligation.  This Agreement is, and the other Credit Documents and Acquisition Documents when executed and delivered will be, the legally valid and binding obligations of the Credit Parties party thereto, each enforceable against each of such Credit Parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity.

4.2. Disclosure

.  No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 4.5, the other Credit Documents or any other document, certificate or written statement furnished to any Agent or any Lender by or on behalf of any such Person for use in connection with the Credit Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made.

4.3. No Material Adverse Effect

.  Since December 31, 2009, there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

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4.4. No Conflict

.  The consummation of the Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or Organizational Documents of any Credit Party or any of its Subsidiaries in each case, except if such violations, conflicts, breaches or defaults have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5. Financial Statements

.  Except as set forth on Schedule 4.5, all Financial Statements concerning Borrower and its Subsidiaries which have been or will hereafter be furnished to the Administrative Agent pursuant to this Agreement, including the Historical Financial Statements, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year‑end adjustments.

4.6. Solvency

.  The Credit Parties and their Subsidiaries, taken as a whole, are Solvent.

4.7. Use of Proceeds; Margin Regulations

(a)   No part of the proceeds of the Term Loans will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors.  If requested by the Administrative Agent, each Credit Party will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G‑3 or FR Form 0‑1, as applicable, referred to in Regulation U.

(b)   No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)   Borrower shall utilize the proceeds of the Term Loans solely to fund (i) the consideration in respect of the Acquisition, (ii) fees, commissions and expenses in connection with the Acquisition and (iii) one-time integration costs in connection with the Acquisition in an amount not to exceed $5.0 million.  Schedule 4.7 contains a description of the Borrower’s sources and uses of funds as of the Closing Date, including the Term Loans to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

(d)   None of Borrower or any of the Borrower’s Subsidiaries is subject to regulation (i) as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) under the Federal Power Act.

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4.8. Brokers

.  Except as set forth on Schedule 4.8, no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Term Loans or the Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

4.9. Compliance with Laws

.  Each Credit Party (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act) and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above other than any failure to maintain which would not reasonably be expected to have a Material Adverse Effect.

4.10. Intellectual Property

.  As of the Closing Date, except as set forth on Schedule 4.10, each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all material Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the financial condition, business or operations of such Credit Party and its Subsidiaries and all such Intellectual Property that is federally registered as of the Closing Date is identified on Schedule 4.10 and except as disclosed on Schedule 4.10 fully protected and/or duly and properly registered, filed or issued in the applicable office and jurisdictions for such registrations, filings or issuances.  As of the Closing Date, except as disclosed in Schedule 4.10, to their knowledge, the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

4.11. Investigations, Audits, Etc.

  As of the Closing Date, except as set forth on Schedule 4.11, no Credit Party or any of their Subsidiaries is the subject of an audit by the Internal Revenue Service or, to each Credit Party’s knowledge, any review by the Internal Revenue Service or any similar governmental agency or any governmental investigation concerning the violation or possible violation of any law.

4.12. Employee Matters

  As of the Closing Date, except as set forth on Schedule 4.12, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, or work stoppages pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply in all material respects with the Fair Labor Standards Act and each other federal, state, provincial, local or foreign law applicable to such matters.  Except as set forth on Schedule 4.12, neither Borrower nor any of its Subsidiaries is party to a material employment contract.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

4.13. Litigation; Adverse Effects

.  Except as set forth on Schedule 4.13, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries as of the Closing Date, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries, in each case which would reasonably be expected to result in any Material Adverse Effect.

4.14. Ownership of Property; Liens

.  As of the Closing Date, the real estate listed in Schedule 4.14 (“Real Estate”) constitutes all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries.  As of the Closing Date, each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title (or its equivalent under applicable law) to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on Schedule 4.14, subject to applicable Permitted Liens, and copies of all such leases or a summary of terms thereof reasonably satisfactory to the Administrative Agent have been delivered to the Administrative Agent.  Schedule 4.14 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date.  As of the Closing Date, each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets subject to applicable Permitted Liens.  As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Liens, and there are no facts, circumstances or conditions known to any Borrower that are reasonably likely to result in any Liens (including Liens arising under Environmental Laws) other than Permitted Liens against the properties or assets of any Credit Party or any of its Subsidiaries.  Each of the Credit Parties and each of its Subsidiaries has received all deeds, assignments, waivers and consents necessary to establish and protect such Credit Party’s or Subsidiary’s right, title and interest in and to all such Real Estate and other properties and assets.  As of the Closing Date, no portion of any Credit Party’s or any of its Subsidiaries’ Real Estate necessary to operate the Credit Parties’ business in the ordinary course has suffered any material damage by fire or other material casualty loss that has not heretofore been repaired and restored or otherwise remedied as reasonably necessary to operate the Credit Parties’ business in the ordinary course.  As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

4.15. Environmental Matters

(a)   Except as set forth in Schedule 4.15, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate where such Release could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which seeks injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a “potentially responsible party” under CERCLA or analogous state statutes except for any such notices that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (viii) the Credit Parties have provided to the Administrative Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case in possession of the Credit Parties relating to any of the Credit Parties or their Subsidiaries other than any such reports, reviews, audits or information pertaining to actual or potential Environmental Liabilities that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(b)   Each Credit Party hereby acknowledges and agrees that to its knowledge the Administrative Agent (i) is not now, nor has it ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries, and (ii) does not have the capacity through the provisions of the Credit Documents or otherwise to influence any Credit Party’s or its Subsidiaries’ conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

4.16 ERISA/Pension Plans

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(a)   Schedule 4.16 lists all Title IV Plans and Multiemployer Plans to which any Credit Party is subject as of the Closing Date.  As of the Closing Date, copies of all such listed Plans, together with a copy of the three most recent form IRS/DOL 5500-series for each such Plan, to the extent applicable, have been delivered to the Administrative Agent.  Except with respect to Multiemployer Plans and except as disclosed on Schedule 4.16, each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the Internal Revenue Code, and to the knowledge of the applicable Credit Party, nothing has occurred that would cause the loss of such qualification.  Except as would not reasonably be expected to have a Material Adverse Effect, each Plan is in material compliance with the applicable provisions of ERISA and the Internal Revenue Code.  Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the Internal Revenue Code or Section 302 of ERISA or the terms of any Title IV Plan.  No Credit Party has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(b)   As of the Closing Date, except as set forth in Schedule 4.16: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan that could result in liability to a Credit Party; (iv) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 404(b)(1) of ERISA, that remains unsatisfied or could reasonably be expected to result in liability to any Credit Party in excess of $500,000, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate that has or could reasonably be expected to result in a Material Adverse Effect.

4.17. Insurance

.  Each Credit Party represents and warrants that it and each of its Subsidiaries currently maintains in good repair, working order and condition (normal wear and tear excepted) all material properties as set forth in Section 5.3 and maintains all insurance described in such Section.

4.18. Taxes and Tax Returns

(a)   As of the Closing Date, (i) all Tax Returns required to be filed by the Credit Parties have been timely and properly filed and (ii) all taxes that are due (other than taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP) have been paid, in each case except where the failure to file Tax Returns or pay Taxes would not reasonably be expected to have a Material Adverse Effect.  No Governmental Authority has asserted any claim for taxes, or to any Credit Party’s knowledge, has threatened to assert any claim for taxes that would, if not paid by a Credit Party, have a Material Adverse Effect.  All taxes required by law to be withheld or collected and remitted (including, without limitation, income tax, unemployment insurance and workmen’s compensation premiums) with respect to the Credit Parties have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment), except for amounts the nonpayment of which would not be reasonably likely to have a Material Adverse Effect.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(b)   None of the Credit Parties has been notified that the Internal Revenue Service or any other Governmental Authority, has raised, or intends to raise, any adjustments with respect to Taxes of the Credit Parties, which adjustments would be reasonably likely to have a Material Adverse Effect.

4.19. Existing Debt

.  As of the Closing Date, Borrower has delivered to the Administrative Agent (i) a complete and correct copy of any amendments, supplements, modifications, assignments of, to, or related to the Existing Indenture and the form of the Existing Note made since January 31, 2006 (including all schedules and all other documents delivered pursuant thereto or in connection therewith) and (ii) a complete and correct copy of the Existing Credit Agreement (including all schedules and all other documents delivered pursuant thereto or in connection therewith).  No Credit Party, and to the knowledge of any Credit Party, no other Person party thereto is in material default in the performance or compliance with any provisions thereof.  The Existing Indenture, the Existing Notes and the Existing Credit Agreement comply, in all material respects, with all applicable laws.  All material approvals by Governmental Authorities having jurisdiction over any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Existing Indenture, the Existing Notes and the Existing Credit Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated thereby other than those which shall have been satisfied, in form and substance satisfactory to the Administrative Agent, on or prior to the Closing Date.

4.20. Credit Facility

.  (a) This Agreement, the Term Loans created hereunder and all present and future Obligations hereunder constitute one of the “Credit Facilities” under and as defined in the Existing Indenture and the Existing Notes and (b) the Obligations incurred by the Credit Parties hereunder on the Closing Date are permitted to be incurred pursuant to the terms of the Existing Indenture, the Existing Notes and the Existing Credit Agreement; provided that the foregoing representations in this Section 4.20 shall not be deemed to be a classification by Borrower of the Obligations incurred by the Credit Parties hereunder for purposes of Section 4.09 of the Existing Indenture.

SECTION 5.   AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports

.  Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures).  Borrower will deliver each of the Financial Statements and other reports described below to Administrative Agent (and each Lender in the case of the Financial Statements and other reports described in Sections 5.1(a), (b), (d), (e), (h) and (m)).  If Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the monthly, quarterly and annual financial information required by Sections 5.1(a) and 5.1(b) will include a reasonably detailed presentation, either on the face of the Financial Statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(a)   Quarterly Financials.  As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, Borrower will deliver (1) the consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such Fiscal Quarter, and the related consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year of Borrower to the end of such Fiscal Quarter and (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year.

(b)   Year-End Financials.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, Borrower will deliver (1) the consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from PricewaterhouseCoopers LLP or another firm of Certified Public Accountants selected by Borrower and reasonably acceptable to the Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”) “Reports on Audited Financial Statements” and such report shall be “unqualified” (as such term is defined in such Statement).

(c)   Accountants’ Reports.  Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower’s firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(d)   SEC Filings and Press Releases.  Promptly upon their becoming available, Borrower will deliver copies of (1) all Financial Statements, reports, notices and proxy statements, material reports and material notices sent or made available by Borrower or any of its Subsidiaries to their Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(e)   Events of Default, Etc.  Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, the Borrower shall deliver copies of all notices given or received by such Credit Party or any of its Subsidiaries with respect to any such event or condition and a certificate of the Borrower’s chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto:  (1) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to any Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 8.1(b); or (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect.

(f)   Litigation.  Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries (“Litigation”) not previously disclosed by the Borrower to the Administrative Agent that, if determined in a manner adverse to a Credit Party, could reasonably be expected to have a Material Adverse Effect or (2) any material and adverse development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, would reasonably be expected to have a Material Adverse Effect, the Borrower will promptly give notice thereof in accordance with Section 5.1(l) hereof to the Administrative Agent and provide such other information as may be reasonably available to them to enable the Administrative Agent and its counsel to evaluate such matter.

(g)   Notice of Corporate and other Changes.  Borrower shall provide prompt written notice in accordance with Section 5.1(l) hereof of (1)  any change after the Closing Date in the authorized and issued Equity Interests of any Credit Party (other than the issuance of Equity Interests by Borrower for up to 20% of the fully diluted ownership of Borrower issued to any officers, directors or employees of any Credit Party) or any amendment to their articles or certificate of incorporation, by‑laws, partnership agreement or other Organizational Documents, (2) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (3) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 4 of this Agreement or in any other Credit Document to be untrue or misleading in any material respect.  The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(h)   Compliance Certificate.  Together with each delivery of Financial Statements pursuant to Section 5.1(a) (other than the fourth Fiscal Quarter of any year) and Section 5.1(b), Borrower will deliver a fully and properly completed Compliance Certificate signed by Borrower’s chief executive officer or chief financial officer specifying that a review of the activities of Borrower and its Subsidiaries during the preceding Fiscal Quarter or Fiscal Year, as the case may be, has been made under the supervision of Borrower’s chief executive officer or chief financial officer with a view to determining whether Borrower has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to the officer signing such certificate, that to the best of his or her knowledge Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Borrower is taking or proposes to take with respect thereto.

(i)   Other Information.  With reasonable promptness, Borrower will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time in accordance with Section 5.1(l) hereof may be reasonably requested by the Administrative Agent.

(j)   Taxes.  Borrower shall provide prompt written notice in accordance with Section 5.1(l) hereof of (i) the execution or filing with the Internal Revenue Service or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any material Charges by any Credit Party or any of its Subsidiaries and (ii) any  agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under Internal Revenue Code Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

(k)   ERISA.  With reasonable promptness, Borrower shall provide in accordance with Section 5.1(l) hereof to the Administrative Agent copies of the most recent actuarial reports with respect to any Title IV Plans as they become available.  Promptly upon any Credit Party becoming aware of any fact or condition which could reasonably be expected to result in an ERISA Event with liability in excess of $5,000,000, Borrower shall in accordance with Section 5.1(l) hereof deliver to the Administrative Agent a summary of such facts and circumstances and any action the Credit Parties intend to take regarding such facts or conditions.

(l)   Certification of Public Information.  Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders.  Borrower agrees to clearly designate all Information provided to Administrative Agent by or on behalf of Borrower which is suitable to make available to public-side Lenders.  If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Borrower, its Subsidiaries and their securities.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(m)   Certification of Public Accountants.  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end Financial Statements delivered pursuant to Section 5.1(b) shall be accompanied by a written statement of Borrower’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such Financial Statements, nothing has come to their attention that would lead them to believe that Borrower has violated any provisions of Section 5 or Section 6 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

5.2. Compliance with Laws and Contractual Obligations

.  Each Credit Party will (a) comply with and shall cause each of its Restricted Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, material laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety laws, and/or any analogous law to which any Credit Party is subject) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Restricted Subsidiaries is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Restricted Subsidiaries other than, in each case, the noncompliance with which would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Restricted Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Restricted Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  This Section 5.2 shall not preclude any Credit Party or its Restricted Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 6.6 and no Lien other than a Permitted Lien in respect thereof has been created.

5.3. Insurance

(a)   The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Schedule 4.19 as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to the Administrative Agent.  Such policies of insurance shall contain provisions pursuant to which the insurer agrees to provide not less than 30 days prior written notice to the Administrative Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

(b)   The Administrative Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in the Administrative Agent’s reasonable opinion, ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry.  If reasonably requested by the Administrative Agent, each Credit Party shall deliver to the Administrative Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to the Administrative Agent, with respect to its insurance policies.

5.4. Books and Records

.  Each Credit Party will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities.

5.5. Organizational Existence

.  Except as otherwise permitted by Section 6.8, each Credit Party will and will cause its Restricted Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

5.6. Environmental Matters

.  Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its real property in compliance with all applicable Environmental Laws and applicable Environmental Permits other than noncompliance that would not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are required to comply with applicable Environmental Laws and applicable Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to or from any of its real property, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (c) notify the Administrative Agent promptly of any violation of applicable Environmental Laws or applicable Environmental Permits or any Release on, at, in, under, above, to or from any real property in each case, which such Credit Party or Person within its control, first becomes aware of after the Closing Date, that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Restricted Subsidiaries in excess of $300,000, and (d) promptly forward to the Administrative Agent a copy of any written order, notice of actual or alleged violation or liability, request for information or any written communication or report received after the Closing Date by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any applicable Environmental Laws or applicable Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $300,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

5.7. Conduct of Business

.  Each Credit Party shall at all times maintain, preserve and protect all of its assets and properties material in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with past practices; and  transact business only in such corporate and trade names as are set forth in Schedule 5.7 or otherwise notified to the Administrative Agent in writing fifteen (15) days prior to its use.

5.8. Further Assurances

(a)   Each Credit Party shall, from time to time, execute such guaranties, documents and reports as the Administrative Agent, or Requisite Lenders, at any time may reasonably request to evidence or otherwise implement the guaranties for repayment of the Obligations contemplated by the Credit Documents.

(b)   Each Credit Party shall cause each Person that on or after the Closing Date becomes, upon its becoming a Domestic Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations by executing and delivering to the Administrative Agent a Counterpart Agreement; provided that any Domestic Subsidiary that is designated as an Unrestricted Subsidiary need not become a Guarantor until such time that it is designated as a Restricted Subsidiary.

5.9. Payment of Taxes

.  Each Credit Party shall properly prepare and file all tax returns and shall timely pay and discharge (or cause to be paid and discharged) all material taxes, assessments and governmental and other charges or levies imposed upon it or upon its income or profits, or upon property belonging to it; provided that such Credit Party shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by appropriate proceedings and for which the affected Credit Party shall have set aside on its books adequate reserves with respect thereto in conformance with GAAP.

5.10. Mandatory Sponsor Offer to Purchase

.  If, upon the earlier of (i) the date that Audited Acquired Business Financial Statements become available and (ii) the date that is 75 days after the Closing Date (the earlier of (i) and (ii), the “Mandatory Sponsor Offer Date”), the Administrative Agent and the Lenders have not received from the Borrower (x) Audited Acquired Business Financial Statements and (y) pro forma financial statements reflecting that the Offer to Purchase Leverage Ratio is less than or equal to [***], then the Borrower shall cause Sponsor or a Sponsor Affiliate to offer to purchase the Term Loans in accordance with Section 10.6(i) (the “Mandatory Sponsor Offer to Purchase”) in an aggregate principal amount equal to (a) in the event that the Administrative Agent and the Lenders have been delivered pro forma financial statements reflecting that the Offer to Purchase Leverage Ratio is greater than [***], the lesser of (1) the amount that would be sufficient to, upon cancellation and forgiveness by the Sponsor or such Sponsor Affiliate of the Term Loans purchased pursuant to the Mandatory Sponsor Offer to Purchase, reduce the Offer to Purchase Leverage Ratio to [***] and (2) $[***], or (b) in the event that the Administrative Agent and the Lenders have not been delivered pro forma financial statements for the twelve-month period ending on the most recently ended fiscal quarter, [***] (such amount described in (a) or (b), above, the “Purchase Offer Amount”).  In the event that the aggregate principal amount of Term Loans that are accepted for purchase by Lenders pursuant to the Mandatory Sponsor Offer to Purchase is less than or equal to the Purchase Offer Amount, then Borrower shall cause Sponsor or a Sponsor Affiliate to purchase all such Term Loans from such accepting Lenders.  In the event that the aggregate principal amount of Term Loans that are accepted for purchase by Lenders pursuant to the Mandatory Sponsor Offer to Purchase is in excess of the Purchase Offer Amount, then Borrower shall cause Sponsor or a Sponsor Affiliate to purchase the Term Loans accepted for purchase by the accepting Lenders ratably based on the respective principal amounts of the Term Loans accepted for purchase by the accepting Lenders.

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CONFIDENTIAL TREATMENT

5.11. Designation of Restricted and Unrestricted Subsidiaries

.  The Board of Directors of Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Borrower and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 6.1 hereof or under one or more clauses of the definition of Permitted Investments, as determined by Borrower.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Borrower as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of a resolution of the Board of Directors giving effect to such designation and a certificate of an Authorized Officer certifying that such designation complied with the preceding conditions and was permitted by Section 6.1 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.3 hereof, Borrower will be in default of such covenant.  The Board of Directors of Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 6.3 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

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SECTION 6.   NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

6.1. Limitation on Restricted Payments

(a)   .

(a)   Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)               declare or pay any dividend or make any other payment or distribution on account of Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Borrower, and (y) dividends or distributions payable to Borrower or a Restricted Subsidiary of Borrower;
(2)               purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Borrower) any Equity Interests of Borrower or any direct or indirect parent of Borrower held by Persons other than Borrower or a Restricted Subsidiary;
(3)               make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Borrower or any Guarantor that is contractually subordinated to the Term Loans or to any Guaranty (excluding any intercompany Indebtedness between or among Borrower and any of its Restricted Subsidiaries), other than (a) payments of interest or principal at the Stated Maturity thereof and (b) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation or mandatory redemption, in each case, due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or
(4)               make any Restricted Investment (each such payment and other action set forth in these clauses (1) through (4) above being a “Restricted Payment”),

unless, at the time of and after giving effect to such Restricted Payment:

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(1)               no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2)               Borrower would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a) hereof; and
(3)               such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Borrower and its Restricted Subsidiaries since the date of the Existing Indenture (excluding Restricted Payments permitted by each of the clauses of paragraph (b) of this Section 6.1, except for clause (1) thereof), is not greater than the sum, without duplication, of:

(A)             50.0% of the Consolidated Net Income of Borrower for the period (taken as one accounting period) from the beginning of the Fiscal Quarter commencing January 1, 2006 to the end of Borrower most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)              100.0% of the aggregate net cash proceeds and 100.0% of the Fair Market Value at the time of receipt of property or assets received by Borrower since the date of the Existing Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Borrower that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Borrower); plus

(C)              to the extent that any Restricted Investment that was made after the date of the Existing Indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D)             to the extent that any Unrestricted Subsidiary of Borrower designated as such after the date of the Existing Indenture (i) is redesignated as a Restricted Subsidiary, (ii) merges into Borrower or a Restricted Subsidiary, or (iii) transfers any assets to Borrower or a Restricted Subsidiary, in each case after the date of the Existing Indenture, the Fair Market Value of, (x) in the case of clauses (i) and (ii) above, Borrower’s Investment in such Subsidiary as of the date of such redesignation or merger, and (y) in the case of clause (iii) above, such assets; plus

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(E)              50.0% of any dividends received by Borrower or a Restricted Subsidiary of Borrower that is a Guarantor after the date of the Existing Indenture from an Unrestricted Subsidiary of Borrower, to the extent that such dividends were not otherwise included in the Consolidated Net Income of Borrower for such period.

(b)   The provisions of Section 6.1(a) hereof will not prohibit:

(1)               the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;
(2)               the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Borrower) of, Equity Interests of Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Borrower; provided that the amount of any such net cash proceeds that is utilized for any such Restricted Payment will be excluded from clause (3)(B) of Section 6.1(a) hereof;
(3)               the payment, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Borrower or any Guarantor that is contractually subordinated to the Term Loans or to any Guaranty with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)               the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Borrower to the holders of its Equity Interests on a pro rata basis;
(5)               the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Borrower or any Restricted Subsidiary of Borrower, or payments by Borrower to any Parent Company to permit, and which are used by, such Parent Company solely to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of such Parent Company, in each case held by any current or former officer, director, employee or consultant (or permitted transferees, assigns or successors of any of the foregoing) of Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any 12-month period since the date of the Existing Indenture, with unused amounts being available to be used in the following 12-month period, but not in any subsequent 12-month period;
(6)               the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

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(7)               the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Borrower or any Restricted Subsidiary of Borrower issued on or after the Closing Date in accordance with Section 6.3 hereof;
(8)               the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of Borrower or any Guarantor that is contractually subordinated to the Term Loans or to any Guaranty, in each case, pursuant to provisions requiring such Person to offer to purchase, redeem, defease or otherwise acquire or retire for value such subordinated Indebtedness upon the occurrence of a “change of control” or with the proceeds of an “asset sale” as defined in the agreements or instruments governing such subordinated Indebtedness; provided, in each case that prior to consummating any such repurchase, redemption or retirement of value of Indebtedness, Borrower has prepaid the Term Loans pursuant to Sections 2.10(a) and (b) hereof, subject to the rights of the Lenders to refuse any such prepayment pursuant to Section 2.10(c);
(9)               Permitted Payments to Parent;
(10)           any payments of fees and expenses made by Borrower in connection with the consummation of the Transactions (including payments made on the Closing Date); and
(11)           other Restricted Payments in an aggregate amount not to exceed $7.5 million since the date of the Existing Indenture;

provided, that in the case of clause (5), (7), (8), (9) (with respect to clauses (3) or (4) of the definition of “Permitted Payments to Parent”) or (11), no Default has occurred, is continuing or would occur as a consequence thereof.

(c)   The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s), property or securities proposed to be transferred or issued by Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(d)   For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) above or is entitled to be made according to Section 6.1(a) hereof, Borrower may, in its sole discretion, classify the Restricted Payment in any manner that complies with this covenant.

6.2. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiairies

(a)   Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

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(1)               pay dividends or make any other distributions on its Capital Stock to Borrower or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Borrower or any of its Restricted Subsidiaries;
(2)                make loans or advances to Borrower or any of its Restricted Subsidiaries; or
(3)                transfer any of its property or assets to Borrower or any of its Restricted Subsidiaries.

(b)    The restrictions in Section 6.2(a) hereof will not apply to encumbrances or restrictions existing under, by reason of or pursuant to:

(1)               agreements governing Existing Indebtedness, Credit Facilities and the Existing Notes, in each case as in effect on the date of this Agreement and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Closing Date;
(2)               this Agreement;
(3)               applicable law, rule, regulation or order;
(4)               any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;
(5)               customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(6)               purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 6.2(a) hereof;
(7)               any agreement for the sale or other disposition of a Restricted Subsidiary or any assets of such Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

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(8)               Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)               Liens permitted to be incurred under the provisions of Section 6.6 hereof that limit the right of the debtor to dispose of the property or assets subject to such Liens;
(10)           provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Borrower’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(11)           restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business; and
(12)           agreements governing Indebtedness permitted to be incurred pursuant to Section 6.3 hereof; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness, taken as a whole, are not materially more restrictive to Borrower, as determined by the Board of Directors of Borrower, in its reasonable and good faith judgment, than the provisions contained in the Existing Credit Agreement, the Existing Indenture or in this Agreement as in effect on the Closing Date.
6.3 Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

(a)   Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Borrower will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Borrower may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)   The provisions of Section 6.3(a) hereof will not prohibit the incurrence of any Permitted Debt.

Borrower will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Borrower or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Term Loans and to the Guaranties on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

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For purposes of determining compliance with this Section 6.3, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of the definition thereof, or is entitled to be incurred pursuant to Section 6.3(a) hereof, Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.3; provided, that Indebtedness under Credit Facilities outstanding on the date of the Existing Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6.3; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Borrower as accrued.

The amount of any Indebtedness outstanding as of any date will be:

(1)               the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)               the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)               in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)              the Fair Market Value of such assets or property at the date of determination; and

(B)              the amount of the Indebtedness of the other Person that is secured by such assets.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Borrower or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

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6.4. Limitation on Asset Sales

(a)   Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)               Borrower or the Restricted Subsidiary, as the case may be, receives consideration for such sale at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)               at least 75.0% of the consideration received in the Asset Sale by Borrower or such Restricted Subsidiary consists of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(A)             any liabilities, as shown on Borrower’s most recent consolidated balance sheet, of Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Loans) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases Borrower or such Restricted Subsidiary from further liability;

(B)              any securities, notes or other obligations received by Borrower or any such Restricted Subsidiary from such transferee that are, within 180 days following the Asset Sale, converted, sold or exchanged by Borrower or such Restricted Subsidiary into or for cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion, sale or exchange;

(C)              any stock or assets of the kind referred to in clauses (1)(B) or (1)(D) of Section 2.10(a); and

(D)             any Designated Noncash Consideration received by Borrower or any of its Restricted Subsidiaries in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (i) $10.0 million and (ii) 2.5% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(3)               the Net Proceeds thereof shall be applied as required by Section 2.10(a).

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(b)   Except as otherwise provided in Section 7.12 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Borrower or another Guarantor, unless:

(1)                     immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)                     either:

(A)             subject to Section 7.12 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Agreement and its Guaranty on the terms set forth herein or therein, pursuant to a signed instrument reasonably satisfactory to the Administrative Agent; or

(B)              the Net Proceeds of such sale or other disposition are applied in accordance with Section 2.10(a) hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by a signed instrument reasonably satisfactory to the Administrative Agent, of the Guaranty and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Any such Guaranty of a successor Guarantor will in all respects have the same legal rank and benefit under this Agreement as the Guaranties theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Guaranties had been issued at the date of the execution hereof.

Except as set forth in Section 6, and notwithstanding clauses 2(A) and (B) above, nothing contained in this Agreement will prevent any consolidation or merger of a Guarantor with or into Borrower or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to Borrower or another Guarantor.

6.5. Limitation on Transactions with Affiliates

(a)   Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Borrower (each, an “Affiliate Transaction”), unless:

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(1)               the Affiliate Transaction is on terms that are not materially less favorable to Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Borrower or such Restricted Subsidiary with an unrelated Person; and
(2)               Borrower delivers to the Administrative Agent:

(A)             with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of Borrower set forth in a certificate of an Authorized Officer certifying that such Affiliate Transaction complies with clause (1) of this Section 6.5(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Borrower; provided, that if the Board of Directors of Borrower does not have any disinterested members at the time of such Affiliate Transaction, then Borrower must deliver to the Administrative Agent an opinion as to the fairness to Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; and

(B)              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.5(a) hereof:

(1)               reasonable director, officer, employee and consultant compensation, benefit and indemnification agreements, plans and arrangements, entered into by Borrower or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(2)               transactions between or among Borrower and/or its Restricted Subsidiaries;
(3)               transactions with a Person (other than an Unrestricted Subsidiary of Borrower) that is an Affiliate of Borrower solely because Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)               any issuance of Equity Interests (other than Disqualified Stock) of Borrower to Affiliates of Borrower;
(5)               loans or advances to employees of Borrower or any Restricted Subsidiary made in the ordinary course of business not to exceed an aggregate amount of $2.0 million outstanding at any one time;

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(6)               Restricted Payments that do not violate the provisions of Section 6.1 hereof; and
(7)               the Management Agreement, including the transactions contemplated thereby and pursuant thereto.

6.6. Limitation on Liens

.  Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (except Permitted Liens) on any asset now owned or hereafter acquired, unless all payments due under this Agreement are secured on an equal and ratable basis with the obligations so secured until such time as such other obligations (in respect of Indebtedness or otherwise) are no longer secured by a Lien.

6.7. Limitation on Business Activities

.  Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Borrower and its Restricted Subsidiaries taken as a whole.

6.8. Limitation on Merger, Consolidation, or Sale of Assets

(a)   Borrower will not, directly or indirectly:  (i) consolidate or merge with or into another Person (whether or not Borrower is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)               either:

(A)             Borrower is the surviving corporation; or

(B)              the Person formed by or surviving any such consolidation or merger (if other than Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)               the Person formed by or surviving any such consolidation or merger (if other than Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Borrower under this Agreement pursuant to a signed instrument reasonably satisfactory to the Administrative Agent;
(3)               immediately after such transaction, no Default or Event of Default exists;

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(4)               Borrower or the Person formed by or surviving any such consolidation or merger (if other than Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:

(A)             be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.3(a) hereof, or

(B)              have a Fixed Charge Coverage Ratio that is greater than the Fixed Charge Coverage Ratio of Borrower prior to such transaction; and

(5)               Borrower or the Person formed by or surviving any such consolidation or merger shall have delivered to the Administrative Agent a certificate of an Authorized Officer and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition does not violate the applicable provisions of this Agreement and a certificate of an Authorized Officer that the applicable conditions precedent in this Agreement relating to such transaction have been satisfied.

In addition, Borrower will not, directly or indirectly, lease all or substantially all of the properties and assets of Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(b)   Section 6.8(a) will not apply to:

(1)               a merger of Borrower with an Affiliate solely for the purpose of reincorporating or reorganizing Borrower in another jurisdiction; or
(2)               any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Borrower and its Restricted Subsidiaries.

(c)   Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Borrower in a transaction that is subject to, and that complies with the provisions of, this Section 6.8, the successor Person formed by such consolidation or into or with which Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Borrower” shall refer instead to the successor Person and not to Borrower), and may exercise every right and power of Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay any amount in respect of the Term Loans (including principal and interest thereon) except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, this Section 6.8.

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6.9. Limitation on Changes Relating to Indebtedness

.  Borrower will not, and will not permit its Restricted Subsidiaries to, directly or indirectly change or amend the terms of the Existing Credit Agreement or the Existing Indenture if such change or amendment would materially adversely affect the Administrative Agent or the Lenders.

6.10. Limitation on Changes to Fiscal Year

.  Borrower will not change its Fiscal Year or permit any of its Restricted Subsidiaries to change their respective Fiscal Years.

6.11. Limitation on Release of Hazardous Materials.

Borrower will not, and will not permit its Restricted Subsidiaries to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the real property where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by Borrower or any of its Restricted Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the real property, other than such violations or Environmental Liabilities or adverse impacts on the value or marketability of the real property that could not reasonably be expected to have a Material Adverse Effect.

6.12. ERISA Matters

.  Borrower will not, and will not permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

6.13. Limitation on Changes to Management Agreement

.  Borrower will not, and will not permit any of its Restricted Subsidiaries to, change or amend the terms of the Management Agreement.

6.14. Press Releases; Public Offering Materials

.  Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will on or after the Closing Date issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Equity Interests of any Credit Party, using the name of GS Lending Partners or its affiliates known to the Credit Parties or referring to this Agreement, the other Credit Documents without at least two (2) Business Days’ prior notice to GS Lending Partners and without the prior written consent of GS Lending Partners unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GS Lending Partners before issuing such press release or other public disclosure.

6.15. Permitted Activities of Holdings

.  Holdings will not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement, the other Credit Documents and the Existing Credit Agreement; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under or permitted pursuant to the terms of the Existing Credit Agreement or the other loan documents related thereto; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Equity Interests of Borrower and (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Existing Credit Agreement; (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Equity Interests of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrower; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; provided that nothing in this Section 6.15 shall prevent Holdings from engaging in any activity that it otherwise would be permitted to engage in pursuant to Section 5.9 of the Existing Credit Agreement, as in effect on the date hereof.

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SECTION 7.   GUARANTY

7.1. Guaranty of the Obligations

.  Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2. Contributions by Guarantors

.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

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7.3. Payment by Guarantors

.  Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute

.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)   this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b)   Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c)   the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d)   payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid.  Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

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(e)   any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f)   this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set‑offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

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7.5. Waivers by Guarantors

.  Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set‑offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

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7.6. Guarantors' rights of Subrogation, Contribution, Etc.

  Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations

.  Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and, subject to the rights of the secured parties under the Existing Credit Agreement to any such Indebtedness collected or received by the Obligee Guarantor, any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty

.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

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7.9. Authority of Guarantors or Borrower

.  It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Borrower

.  The Term Loans may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation, as the case may be.  No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower.  Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, Etc.

            (a)  So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)   Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)   In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

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7.12. Discharge of Guaranty Upon Sale of Guarantor

.  If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided that the Net Proceeds of such Asset Sale are applied in accordance with Section 2.10(a) hereof.  Upon delivery by Borrower to the Administrative Agent of a certificate of an Authorized Officer and an Opinion of Counsel to the effect that such Asset Sale was made in accordance with the provisions of this Agreement, including without limitation Sections 6.4 and 2.10(a) hereof, the Administrative Agent will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guaranty.

SECTION 8.   EVENTS OF DEFAULT

8.1. Events of Default

.  If any one or more of the following conditions or events shall occur:

(a)   Failure to Make Payments When Due.  Failure by Borrower to pay (i) when due any principal amount (or premium thereon) of the Term Loans, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on the Term Loans or any fee or any other amount due hereunder or any of the other Credit Documents within three (3) Business Days after the date due; or

(b)   Default in Other Agreements.  (1) Any Credit Party or any of its Restricted Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Term Loans) having an outstanding principal amount in excess of $5,000,000 or any Contingent Obligations or (2) breach or default of any Credit Party or any of its Restricted Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Term Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $1,000,000 or having an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to their stated maturity; or

(c)   Breach of Certain Covenants and Provisions.  Failure of any Credit Party to perform or comply with any term or condition contained in (i) the Commitment Letter or the Fee Letter, (ii) Section 5.1 which failure continues for more than five (5) Business Days after the date specified for performance or compliance with such term or condition, (iii) that portion of Section 5.3 relating to the Credit Parties’ obligation to maintain insurance, or (iv) Section 5.5, Section 5.10 or Section 6; or

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(d)   Breach of Representations, Etc.  Any representation or warranty herein or in any Credit Document or in any written statement, report, financial statement or certificate made or delivered to the Administrative Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

(e)   Other Defaults Under Credit Documents.  Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Credit Documents (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (i) receipt by Borrower of notice from Administrative Agent or Requisite Lenders of such default or (ii) actual knowledge of Borrower or any other Credit Party of such default; or

(f)   Involuntary Bankruptcy; Appointment of Receiver, Etc.  (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code or any other Insolvency Law, which decree or order is not stayed or other similar relief is not granted under any applicable federal, state or foreign law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, receiver and manager, interim receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, receiver and manager, interim receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

(g)   Voluntary Bankruptcy; Appointment of Receiver, Etc.  (1) Any Credit Party commences a voluntary case under the Bankruptcy Code or any other Insolvency Law, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee, interim receiver, receiver and manager or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8.1(g); or

(h)   Judgments and Attachments.  Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 8.1) involving (1) an amount in any individual case in excess of $4,000,000 or (2) an amount in the aggregate at any time in excess of $10,000,000 (in either case to the extent not adequately covered by insurance in Administrative Agent’s sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

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(i)   Dissolution.  Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days;

(j)   Solvency.  The Credit Parties taken as a whole cease to be Solvent, fail to pay their debts as they become due or admit in writing their present or prospective inability to pay their debts as they become due;

(k)   Invalidity of Credit Documents.  Any of the Credit Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Credit Documents to which it is party, or gives notice to such effect; or

(l)   Damage; Casualty.  Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of any Credit Party generating more than 20% of the consolidated revenues of the Credit Parties for the Fiscal Year preceding such event and such cessation or curtailment continues for more than sixty (60) days; or

(m)   Event of Default.  An “event of default” occurs and is continuing under the Existing Indenture, the Existing Notes, the New Senior Notes or the Existing Credit Agreement.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Term Loans, and (II) all other Obligations hereunder.

SECTION 9.   AGENTS

9.1. Appointment of Agents

GS Lending Partners is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes GS Lending Partners to act as Syndication Agent in accordance with the terms hereof and the other Credit Documents.  GS Lending Partners is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes GS Lending Partners to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents.  GS Lending Partners is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes GS Lending Partners to act as Documentation Agent in accordance with the terms hereof and the other Credit Documents.  Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable.  The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.  Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.  As of the Closing Date, GS Lending Partners, in its capacities as Syndication Agent and Documentation Agent, shall have no obligations but shall be entitled to all benefits of this Section 9.

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9.2. Powers and Duties

.  Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.  Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity

(a)   No Responsibility for Certain Matters.  No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party or to any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.  Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

(b)   Exculpatory Provisions.  No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

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(c)   Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4. Agents Entitled to Act as Lender

.  The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder.  With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.  Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

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9.5. Lenders' Representations, Waranties and Acknowledgement

(a)   Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with its making of Term Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries.  No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)   Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Term Loan on the Closing Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

9.6. Right to Indemnity

.  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

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9.7. Successor Administrative Agent.

(a)   Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrower and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders.  Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder, subject to the reasonable satisfaction of Borrower and the Requisite Lenders, and Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by Borrower and the Requisite Lenders or (ii) the thirtieth day after such notice of resignation.  Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent.  If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

9.8. Guaranty

(a)   Agents under Guaranty.  Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty.  Subject to Section 10.5, without further written consent or authorization from any Lender, Administrative Agent may execute any documents or instruments necessary to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b)   Right to Enforce Guaranty.  Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Lenders in accordance with the terms hereof.

(c)   Release of Guarantees, Termination of Credit Documents.  Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations have been paid in full, upon request of Borrower, Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release all guarantee

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obligations provided for in any Credit Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of  the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

9.9. Withholding Taxes

To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10.   MISCELLANEOUS

10.1. Notices

(a)   Notices Generally.  Any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Administrative Agent or Documentation Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing.  Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b)   Electronic Communications.

(i)   Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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(ii)   Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)   The Platform and any Approved Electronic Communications are provided “as is” and “as available”.  None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

(iv)   Each Credit Party, each Lender and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v)   Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

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10.2. Expenses

.  Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) the actual, reasonable and documented costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) the reasonable and documented costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable and documented fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual, reasonable and documented fees, costs, expenses and disbursements of any auditors, accountants, consultants or appraisers; (e) all other actual, reasonable and documented costs and expenses incurred by each Agent in connection with the syndication of the Term Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (f) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work‑out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3. Indemnity

(a)   In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)   To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent, Arranger and their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, special, consequential or punitive damages  (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loans or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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10.4. Set-Off

.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.5. Amendments and Waivers

(a)   Requisite Lenders’ Consent.  Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.

(b)   Affected Lenders’ Consent.  Without the written consent of each Lender that would be directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)   extend the scheduled final maturity of the Term Loans or any Note;

(ii)   waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii)   reduce the rate of interest on the Term Loans (other than any waiver of any increase in the interest rate pursuant to Section 2.5(f)) or any fee or any premium payable hereunder;

(iv)   extend the time for payment of any such interest or fees;

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(v)   reduce the principal amount of the Term Loans;

(vi)   amend, modify, terminate or waive any provision of this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii)   amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Term Loans are included on the Closing Date;

(viii)   release all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(ix)   consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vi), (vii), (viii) and (ix).

(c)   Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)   Execution of Amendments, Etc.  Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations

(a)   Generally.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.  No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)   Register.  Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d).  Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable.  The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.”  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loans.

(c)   Right to Assign.  Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Term Loan owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loans):

(i)   to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent;

(ii)   to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent and, except in the case of assignments made by or to GS Lending Partners, consented to by Administrative Agent, such consent not to be unreasonably withheld or delayed; provided that each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Term Loans of the assigning Lender); and

(iii)   to any Person meeting the criteria of clause (iii) of the definition of the term of “Eligible Assignee” so long as such sales, assignments or transfers are in accordance with the procedures set forth in Section 10.6(i).

(d)   Mechanics.  Assignments and assumptions of Term Loans by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement.  Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date.  In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to GS Lending Partners or any Affiliate thereof or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender).

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(e)   Representations and Warranties of Assignee.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Term Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in loans such as the Term Loans; and (iii) it will make or invest in, as the case may be, its Term Loans for its own account in the ordinary course and without a view to distribution of such Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Term Loans or any interests therein shall at all times remain within its exclusive control); provided that it is acknowledged and agreed that any Person meeting the criteria of clause (iii) of the definition of the term “Eligible Assignee” shall not be required to represent and warrant that (x) it has experience and expertise in the making of or investing in loans such as the Term Loans or (y) it will make or invest in the Term Loans in the ordinary course.

(f)   Effect of Assignment.  Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) subject to Section 10.6(i), the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Term Loans as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (iii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Term Loans of the assignee and/or the assigning Lender.

(g)   Participations.

(i)   Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Term Loan or in any other Obligation.  Each Lender that sells a participation pursuant to this Section 10.6(g) shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest with respect to such Lender’s Term Loan (each, a “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to such Lender’s Term Loan for all purposes under this Agreement, notwithstanding any notice to the contrary.

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(ii)    The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of the Term Loans or any Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post‑default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Term Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof) or (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement.

(iii)     Borrower agrees that each participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent and (y) a participant that would be a Non‑US Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.16 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation.  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(h)   Certain Other Assignments and Participations.  In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign and/or pledge all or any portion of its Term Loan, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

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(i)   Sponsor Loan Purchases.  Sponsor or any Sponsor Affiliate shall, and Borrower shall cause the Sponsor or such Sponsor Affiliate to, purchase Term Loans in connection with a Mandatory Sponsor Offer to Purchase.  In connection with such Mandatory Sponsor Offer to Purchase:

(i)   Borrower shall deliver a notice of the Mandatory Sponsor Offer to Purchase (the “Offer to Purchase Notice”) to the Administrative Agent and the Lenders by no later than noon (New York City time) on the Mandatory Sponsor Offer Date, which such Offer to Purchase Notice shall (A) specify the Purchase Offer Amount, (B) provide that the Lenders shall have two (2) Business Days to accept the Mandatory Sponsor Offer to Purchase and (C) contain a section whereby the Lenders may indicate their election to participate in the Mandatory Sponsor Offer to Purchase.

(ii)   Each Lender who elects to participate in the Mandatory Sponsor Offer to Purchase shall indicate such election by appropriately notating the section of the Offer to Purchase Notice referred to in clause (i)(C) of this Section 10.6(i) and shall submit such response to the Borrower and the Administrative Agent within two (2) Business Days of its receipt of the Offer to Purchase Notice, whereupon such Lender shall be deemed to have accepted for purchase the full amount of its outstanding Term Loans.  In the event that the aggregate principal amount of Term Loans that are accepted for purchase by Lenders is less than or equal to the Purchase Offer Amount, all such Term Loans shall be purchased by Sponsor or the relevant Sponsor Affiliate from such accepting Lenders.  In the event that the aggregate principal amount of Term Loans that are accepted for purchase by Lenders is in excess of the Purchase Offer Amount, all such Term Loans shall be purchased by Sponsor or the relevant Sponsor Affiliate ratably based on the respective principal amounts of the Term Loans accepted for purchase by the accepting Lenders.

(iii)   Each purchase of Term Loans by Sponsor or the relevant Sponsor Affiliate pursuant to a Mandatory Sponsor Offer to Purchase shall be made at par and shall be effectuated pursuant to the execution and delivery of a Sponsor Assignment and Acceptance between Sponsor or the relevant Sponsor Affiliate and the assigning Lender.

(iv)   With respect to all purchases and forgiveness of Term Loans made pursuant to this Section 10.6(i), Sponsor or the relevant Sponsor Affiliate shall pay all accrued and unpaid interest, if any, on the purchased Term Loans to the date of purchase of such Term Loans.

(v)   Immediately following any purchase of Term Loans by Sponsor or the relevant Sponsor Affiliate pursuant to a Mandatory Sponsor Offer to Purchase, no interest shall accrue from and after the date of such purchase on any Term Loans so purchased and such Term Loans shall, without further action by any Person, be cancelled and forgiven for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Sponsor or the relevant Sponsor Affiliate) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Sponsor or the relevant Sponsor Affiliate as a Lender under this Agreement or any other Credit Document, (D) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document and (E) the calculation of ratios or other financial measures with respect to any definition or covenant in this Agreement.  Additionally, Sponsor or the relevant Sponsor Affiliate shall have no rights to (A) receive any information that may otherwise be distributed or provided to any Lender, (B) participate in (or receive any notice of) any meeting, conference call or correspondence, in each case intended or stated to be solely among Lenders or (C) have access to the Platform (including that portion of the Platform that has been designated for “private-side” Lenders).  Any payment made by Sponsor or the relevant Sponsor Affiliate in connection with a purchase of Term Loans pursuant to a Mandatory Sponsor Offer to Purchase shall not be subject to the provisions of Section 2.12 or Section 2.13.

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(vi)   Term Loans purchased pursuant to a Mandatory Sponsor Offer to Purchase shall be recorded in the Register by the Administrative Agent (it being understood that such recordation by the Administrative Agent shall occur following receipt by the Administrative Agent of a fully executed and completed Sponsor Assignment and Acceptance effecting the assignment thereof).  Prompt notice of such recordation shall be provided to Borrower and a copy of such Sponsor Assignment and Acceptance shall be maintained by the Administrative Agent.  After such assignments have been recorded in the Register, Sponsor or the relevant Sponsor Affiliate and such Term Loans shall each be removed by the Administrative Agent from the Register in their entirety.

10.7. Independence of Covenants

.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements

.  All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of the Term Loans.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the termination hereof.

10.9. No Waiver; Remedies Cumulative

.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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10.10. Payments Set Aside

.  To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders exercise their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such setoff had not occurred.

10.11. Severability

.  In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders' Rights

.  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings

.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW

.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15. CONSENT TO JURISDICTION

.  SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE ENFORCEMENT OF ANY JUDGMENT.

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10.16. WAIVER OF JURY TRIAL

.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL‑ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.17. Confidentiality

.  Each Agent and each Lender shall hold all non‑public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Term Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document and (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non‑public information prior to disclosure of such information.  In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.  Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws.  For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

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10.18. Usury Savings Clause

.  Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to Borrower.

10.19. Counterparts

.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20. Effectiveness; Entire Agreement

.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof.  With the exception of (a) the Fee Letter and (b) those terms contained in Sections 3, 4, 5 (including Annex A), 7 and 9 of the Commitment Letter, dated June 15, 2010, among GS Lending Partners and Borrower (the “Commitment Letter”), which Fee Letter and such terms of the Commitment Letter shall survive the execution and delivery of the Credit Documents, all of GS Lending Partners’ and its Affiliates’ obligations under the Commitment Letter shall terminate and be superseded by the Credit Documents and GS Lending Partners and its Affiliates shall be released from all liability in connection therewith, including any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

10.21. PATRIOT Act

.  Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

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CONFIDENTIAL TREATMENT

10.22. Electronic Execution of Assignments

.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.23. No Fiduciary Duty

Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower, its stockholders and/or its affiliates.  Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and Borrower, its stockholders or its affiliates, on the other.  The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of Borrower, its management, stockholders, creditors or any other Person.  Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

[Remainder of page intentionally left blank]

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EXOPACK HOLDING CORP.

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

EXOPACK KEY HOLDINGS, LLC

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

EXOPACK, LLC

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

EXOPACK-THOMASVILLE, LLC

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

EXOPACK-HEBRON, LLC

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

Credit and Guaranty Agreement

CONFIDENTIAL TREATMENT

EXOPACK-ONTARIO, INC.

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

EXOPACK TECHNOLOGY, LLC

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

CELLO-FOIL HOLDING CORP.

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

CELLO-FOIL PRODUCTS, INC.

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

TPG GROUP HOLDING CORP.

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

TPG ENTERPRISES, INC.

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

Credit and Guaranty Agreement

CONFIDENTIAL TREATMENT

Title: Chief Financial Officer

TPG (US), INC.

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

EXOPACK ADVANCED COATINGS, LLC

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

INTELICOAT TECHNOLOGIES IMAGE PRODUCTS MATTHEWS LLC

By:      /s/ Jonathan D. Heard__________________

Name: Jonathan D. Heard

Title: Chief Financial Officer

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

Credit and Guaranty Agreement

CONFIDENTIAL TREATMENT

GOLDMAN SACHS LENDING PARTNERS LLC,

as Administrative Agent, Syndication Agent, Documentation Agent and a Lender

By:      /s/ Alexis Maged___________________

           Name: Alexis Maged

           Title: Managing Director

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

Credit and Guaranty Agreement

CONFIDENTIAL TREATMENT

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Commitments

Lender	Commitment	Pro Rata Share
Goldman Sachs Lending Partners LLC	$100,000,000	100%
Total	$100,000,000	100%

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

APPENDIX A-1

CONFIDENTIAL TREATMENT

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

EXOPACK HOLDING CORP.

3070 Southport Road

(29302)

P.O. Box 5687

Spartanburg, South Carolina, 29304

ATTN:  Jon Heard

Fax:  (864) 596-7157

Electronic address: jon.heard@exopack.com

EXOPACK KEY HOLDINGS, LLC

EXOPACK LLC

EXOPACK-THOMASVILLE, LLC

EXOPACK-HEBRON, LLC

EXOPACK-ONTARIO, INC.

EXOPACK TECHNOLOGY, LLC

CELLO-FOIL HOLDING CORP.

CELLO-FOIL PRODUCTS, INC.

TPG GROUP HOLDING CORP.

TPG ENTERPRISES, INC.

TPG (US), INC.

EXOPACK ADVANCED COATINGS, LLC

INTELICOAT TECHNOLOGIES IMAGE PRODUCTS MATTHEWS LLC

c/o Exopack Holding Corp.

3070 Southport Road

(29302)

P.O. Box 5687

Spartanburg, South Carolina, 29304

ATTN: Jon Heard

Fax: (864) 596-7157

Electronic address: jon.heard@exopack.com

in each case, with a copy to:

Sun Capital Partners, Inc.

5200 Town Center Circle, Suite 600

Boca Raton, FL  33486

ATTN:  Scott Edwards and C. Deryl Couch, Esq.

APPENDIX B-2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Fax:  (561) 394-0540

Electronic address: sedwards@suncappart.com

and to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attn: Patricia F. Brennan

Electronic address: pbrennan@morganlewis.com

APPENDIX B-3

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

GOLDMAN SACHS LENDING PARTNERS LLC,
Administrative Agent’s Principal Office and as Lender:

Goldman Sachs Lending Partners LLC
c/o Goldman, Sachs & Co.
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: SBD Operations
Attention:  Lauren Day

Telephone:  (212) 934-4370
Telecopier:  (917) 977-3057
Email and for delivery of final financial statements for posting: gsd.link@gs.com with a copy to:

Goldman Sachs Lending Partners LLC
200 West Street, 7th Floor
New York, New York 10282
Attention:  Elizabeth Fischer
Telecopier:  (212) 902-3000

APPENDIX B-4

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

SCHEDULES TO EXOPACK TERM LOAN CREDIT FACILITY

Schedules

Schedule 1.1a)            -           Agreed Synergies

Schedule 1.1(b)           -           Permitted Existing Indebtedness

Schedule 4.1(a)           -           Jurisdictions of Organization and Qualification

Schedule 4.1(b)           -           Capitalization

Schedule 4.5               -           GAAP Exceptions

Schedule 4.7               -           Use of Proceeds

Schedule 4.8               -           Brokers

Schedule 4.10             -           Intellectual Property

Schedule 4.11             -           Investigations and Audits

Schedule 4.12             -           Employee Matters

Schedule 4.13             -           Litigation

Schedule 4.14             -           Real Estate

Schedule 4.15             -           Environmental Matters

Schedule 4.16             -           ERISA/Pension Plans

Schedule 4.19             -           Insurance

Schedule 5.7               -           Corporate and Trade Names

1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                    Schedule 1.1(a)

Agreed Synergies

All dollar amounts below in thousands

SG&A Savings		Procurement Savings
Staff & Shared Services		Resin Savings
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	Total Resin Savings	[***]
Total Staff & Shared Services	[***]
% of Net Sales	[***]	Film Savings
		[***]	[***]
Business Unit Savings		[***]	[***]
[***]	[***]	Total Film Savings	[***]
[***]	[***]
[***]	[***]	Total Procurement Savings	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Business Unit Functions	[***]	Direct Cost Savings
% of Net Sales	[***]	[***]	[***]
		[***]	[***]
Total Business	[***]	Total Direct Cost Savings	[***]
% of Net Sales	[***]

2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                               Schedule 1.1(b)

Permitted Existing Indebtedness

None.

3

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                               Schedule 4.1(a)

1.    The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business as of the Closing Date, current location of each Credit Party’s chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Québec)

Item	Entity	Jurisdiction of Organization	Foreign Qualification	Chief Executive Office	Principal Place of Business	Domicile [1]
1.	Exopack Key Holdings, LLC	Delaware	Florida	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
2.	Exopack Holding Corp.	Delaware	South Carolina, Florida	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
3.	Exopack, LLC	Delaware	California, Georgia, Indiana, Iowa, New Jersey, Pennsylvania, South Carolina, Texas, Wisconsin	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
4.	Exopack-Hebron, L.L.C.	Delaware	South Carolina	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
5.	Exopack-Thomasville, LLC	Delaware	Texas, North Carolina	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
6.	Exopack-Ontario, Inc.	California	None	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
7.	Exopack-Newmarket, Ltd.	Ontario, Canada	None	300 Spinnaker Way, Concord, Ontario L4K 4W1	300 Spinnaker Way, Concord, Ontario L4K 4W1	300 Spinnaker Way, Concord, Ontario L4K 4W1

[1] Within the meaning of the Civil Code of Quèbec.

4

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                               Schedule 4.1(a)

8.	Exopack-Technology, LLC	California	None	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
9.	Cello-Foil Holding Corp.	Delaware	Michigan, Florida	155 Brook Street, Battle Creek, MI 49017	155 Brook Street, Battle Creek, MI 49017	N/A
10.	Cello-Foil Products, Inc.	Michigan	Georgia	155 Brook Street, Battle Creek, MI 49017	155 Brook Street, Battle Creek, MI 49017	N/A
11.	TPG Group Holding Corp.	Delaware	Florida	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
12.	TPG (US), Inc.	Delaware	None	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
13.	TPG Enterprises, Inc.	Delaware	None	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
14.	The Packaging Group (Canada) Corporation	Nova Scotia, Canada	Ontario	300 Spinnaker Way Concord, Ontario, L4K 4W1 [2]	300 Spinnaker Way Concord, Ontario, L4K 4W1	Suite 1100, 1959 Upper Water Street, Halifax, Nova Scotia, B3J 3E5
15.	Exopack Advanced Coatings, LLC	Delaware	North Carolina	3070 Southport Road, Spartanburg, SC 29302	3070 Southport Road, Spartanburg, SC 29302	N/A
16.	Intelicoat Technologies Image Products Matthews LLC	Delaware	North Carolina	3070 Southport Road, Spartanburg, SC 29302	700 Crestdale Road, Matthews, NC 28105	N/A
17.	Exopack Performance Films Inc.	Ontario	None	201 South Blair St., Whitby, Ontario L1N 5S6	201 South Blair St., Whitby, Ontario L1N 5S6	201 South Blair St., Whitby, Ontario L1N 5S6

[2] Minute books are located at the registered office/domicile. The head office and main business are located and accounts are issued out of 300 Spinnaker Way, Concord, Ontario, L4K 4W1.

5

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                                                                                                                                 Schedule 4.1(a)

2.   Warehouses and premises at which any Collateral is located as of the Closing Date
    Locations of Collateral in Possession of Exopack Key Holdings, LLC or any Subsidiary

Item	State/Province; City	Address
1.	California; Hanford	10801 Iona Avenue 93230
2.	California; Ontario	5601 Santa Ana Street 91761
3.	Georgia; Albany	1801 Oak Haven Drive 31701
4.	Georgia; Griffin	1304 Arthur K. Bolton Parkway 30224
5.	Georgia; Savannah (Garden City)	108 Airport Industrial Drive 31408
6.	Georgia; Tifton	390 Southwell Boulevard 31794
7.	Georgia; Tifton	375 Southwell Boulevard 31794
8.	Iowa; Sibley	1400 Chase Boulevard 51249
9.	Indiana; Seymour	2200 D Avenue E 47274
10.	Indiana; Seymour	2212 4th Avenue 47274
11.	Michigan; Battle Creek	155 Brook Street 49017
12.	Michigan; Battle Creek	Rail Pit, 4950 W. Dickman Road 49015
13.	Michigan; Battle Creek	North Warehouse, 4950 W. Dickman Road 49015
14.	Michigan; Battle Creek	South Warehouse, 4950 W. Dickman Road 49015
15.	North Carolina; Thomasville	1308 Blair Street 27360
16.	North Carolina; Matthews	700 Crestdale St. 28106
17.	Ontario; Concord	300 Spinnaker Way L4K 4W1
18.	Pennsylvania; Hazelton	3 Maplewood Drive 18202
19.	South Carolina; Spartanburg	3070 Southport Road 29302
20.	South Carolina; Spartanburg	345 Cedar Springs Avenue 29302
21.	South Carolina; Spartanburg	1078 Union St. 29302-3318
22.	Texas; Longview	900 Jordan Valley Road 75604
23.	Wisconsin; Tomah	501 Williams Street 54660
24.	Ontario; Whitby	201 South Blair Street L1N 5S6

6

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                                                                                                                                 Schedule 4.1(a)

    Locations of Collateral in Possession of Persons other than Exopack Key Holdings, LLC or any Subsidiary:

Entity	Location Name	Address	Purpose
Exopack, LLC	CertainTeed	Athena Industrial Park, Athens, GA	Consignment
	Karchner Warehouse	11 Maplewood Dr., Hazleton, PA	Inventory Storage
	CertainTeed	1220 Oak Hill Rd., Mountaintop, PA	Consignment
	CertainTeed	103 Funston Road, Kansas City, KS	Consignment
	Columbus Container (1)	2212 Fourth Ave., Seymour, IN	Inventory/Consignment
	Holman Warehouse	222430 76th Ave, Kent, WA	Inventory Storage
	Warehouse Specialties, Inc.	5915 N. Marine Drive, Portland, OR	Consignment
	Twin Brick Warehouse (3)	101 South Tift Ave, Tifton, GA	Inventory Storage
	CertainTeed	17775 Ave 23 1/2, Chowchilla, CA	Consignment
	LeMars Public Storage	1889 24th ST SW, LeMars, IA	Inventory Storage
	Hill's Pet	151 Turner Court, Bowling Green, KY 42101	Consignment
	Hill's Pet	2325 Union Pike, Richmond, IN 47374	Consignment
	Hill's Pet	6041 South Malt Ave., Los Angeles, CA 90040	Consignment
	Tift Warehouse	PO Box 7328 Tifton, GA 31793	Inventory Storage
	Penn Warehousing & Distribution	2147 S. Columbus Blvd., Philadelphia, PA 19148	Inventory Storage
	Absopure	8835 General Dr., Plymouth, MI 48170	Consignment
	Waters of America	7359 Hazelwood Ave., Hazelwood, MO 63042	Consignment
	Hydration Source	10409 Sanden Dr., Dallas, TX 75238	Consignment
	Hydration Source	4324 Leckron Rd., Modesto, CA 95357	Consignment
	Classic Packaging	4058 Highway 79, Homer, LA 71040	Toll Laminator
	Hill’s CJ Foods	121 Main Street, Bern, KS 66408	Consignment
Exopack Performance Films Inc.	Celplast	67 Commander Blvd, Toronto, Ontario M1S 3M7	Toller
	Multipak Mississauga	6417 Viscount Road, Mississauga, Ontario L4V 1K8	Toller
Exopack Advanced Coatings, LLC	Interfilm	127 Turningstone Ct., Greenville, SC 29611	Film Slitter
	Penn Color	2801 Richmond Rd., Hatfield, PA 19440	Mixer
	Stahl	Industrias Quimicas No. 105, 50200 Toluca, Edo de Mexico, Mexico	Mixer
Cello-Foil Products, Inc.	Behnke Warehouse	186 Nevada St., Battlecreek, MI	Obsolete cylinder storage
	Behnke Warehouse	433 E. Michigan Ave., Battle Creek, MI	Inventory Storage
The Packaging Group (Canada) Corporation	Coastal Converters	140-9969 River Way, Delta, BC, Canada L4K 4W1	Inventory Storage

7

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                              Schedule 4.1(b)

Capitalization

1.      The authorized Stock of each of the Credit Parties and each of their Subsidiaries:

Entity	Authorized Stock
Exopack Advanced Coatings, LLC	Uncertificated
Exopack Key Holdings, LLC	Uncertificated
Cello-Foil Holding Corp.	3,000,000
Cello-Foil Products, Inc.	3,000,000
Exopack Holding Corp.	3,000,000
Exopack-Technology, LLC	Uncertificated
Exopack, LLC	Uncertificated
Exopack-Hebron, L.L.C.	Uncertificated
Exopack - Newmarket, Ltd.	Unlimited
Exopack-Ontario, Inc.	1,000
Exopack-Thomasville, LLC	Uncertificated
Intelicoat Technologies Image Products Matthews LLC	Uncertificated
TPG Group Holding Corp.	1,000
TPG (US), Inc.	1,000
TPG Enterprises, Inc.	1,000
The Packaging Group (Canada) Corporation	100,000,000
Exopack Performance Films Inc.	Unlimited
Exopack Advanced Coatings Ltd.	3,000,000
Intelicoat Technologies EF Holdco Ltd.	1,000
Exopack Advanced Coatings (North Wales) Ltd. (f/k/a/ Intelicoat Technologies Engineered Films Limited)	1,000
3189152	100,000,000
Exopack L.P.	Unlimited

8

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                              Schedule 4.1(b)

2.      Identity of the holders of the Stock of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock or uncertificated LLC interest of each of the Credit Parties and each of their Subsidiaries:

  Exopack Advanced Coatings, LLC

Record Owner	Ownership	Subsidiaries	Ownership
Exopack, LLC	100%	Intelicoat Technologies Image Products Matthews LLC	100%

  Exopack Key Holdings, LLC

Record Owner	Ownership	Subsidiaries	Ownership
CPG Finance, Inc.	100%	Exopack Holding Corp.	100%

  Exopack Holding Corp.

Record Owner	Ownership	Subsidiaries	Ownership
Exopack Key Holdings, LLC	100%	Cello-Foil Holding Corp.	100%
		Exopack, LLC	100%

  Exopack, LLC

Record Owner	Ownership	Subsidiaries	Ownership
Exopack Holding Corp.	100%	Exopack-Thomasville, LLC	100%
		Exopack-Hebron, L.L.C.	100%
		Exopack-Ontario, Inc.	100%
		Exopack Advanced Coatings, LLC	100%
		Exopack Advanced Coatings Ltd.	100%

  Exopack-Ontario, Inc.

Record Owner	Ownership	Subsidiaries	Ownership
Exopack, LLC	100%	Exopack Technology, LLC	100%

9

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                              Schedule 4.1(b)

  Exopack-Thomasville, LLC

Record Owner	Ownership	Subsidiaries	Ownership
Exopack, LLC	100%	None	N/A

  Exopack-Hebron, L.L.C.

Record Owner	Ownership	Subsidiaries	Ownership
Exopack, LLC	100%	None	N/A

  Exopack-Newmarket, Ltd.

Record Owner	Ownership	Subsidiaries	Ownership
The Packaging Group (Canada) Corporation	100%	None	N/A

  Exopack-Technology, LLC

Record Owner	Ownership	Subsidiaries	Ownership
Exopack-Ontario, Inc.	100%	None	N/A

  Cello-Foil Holding Corp.

Record Owner	Ownership	Subsidiaries	Ownership
Exopack Holding Corp.	100%	Cello-Foil Products, Inc.	100%
		TPG Group Holding Corp.	100%

  Intelicoat Technologies Image Products Matthews LLC

Record Owner	Ownership	Subsidiaries	Ownership
Exopack Advanced Coatings, LLC	100%	None	N/A

  Cello-Foil Products, Inc.

Record Owner	Ownership	Subsidiaries	Ownership
Cello-Foil Holding Corp.	100%	None	N/A

10

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                              Schedule 4.1(b)

    m.   TPG Group Holding Corp.

Record Owner	Ownership	Subsidiaries	Ownership
Cello-Foil Holding Corp.	100%	TPG Enterprises, Inc.	100%
		TPG (US), Inc.	100%

  TPG (US), Inc.

Record Owner	Ownership	Subsidiaries	Ownership
TPG Group Holding Corp.	100%	None	N/A

  TPG Enterprises, Inc.

Record Owner	Ownership	Subsidiaries	Ownership
TPG Group Holding Corp.	100%	The Packaging Group (Canada) Corporation	100%
		Exopack Performance Films Inc.	100%

  The Packaging Group (Canada) Corporation

Record Owner	Ownership	Subsidiaries	Ownership
TPG Enterprises, Inc.	100%	3181952 Nova Scotia Company	100%
		Exopack-Newmarket Ltd.	100%
		Exopack, L.P.	99.99%

  Exopack Performance Films Inc.

Record Owner	Ownership	Subsidiaries	Ownership
TPG Enterprises, Inc.	100%	None	N/A

  3181952 Nova Scotia Company

Record Owner	Ownership	Subsidiaries	Ownership
The Packaging Group (Canada) Corporation	100%	None	N/A
		Exopack L.P.	.01%

11

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                              Schedule 4.1(b)

     s.    Exopack L.P.
Record Owner	Ownership	Subsidiaries	Ownership
The Packaging Group (Canada) Corporation	99.99%	None	N/A
318952 Nova Scotia Company	.01%	None	N/A

  Exopack Advanced Coatings Ltd.

Record Owner	Ownership	Subsidiaries	Ownership
Exopack-Hebron, L.L.C.	100%	Intelicoat Technologies EF Holdco. Ltd	100%

  Intelicoat Technologies EF Holdco Ltd.

Record Owner	Ownership	Subsidiaries	Ownership
Exopack Advanced Coatings Ltd.	100%	Exopack Advanced Coatings (North Wales) Ltd. (f/k/a/ Intelicoat Technologies Engineered Films Limited)	100%

  Exopack Advanced Coatings (North Wales) Ltd. (f/k/a Intelicoat Technologies Engineered Films Limited)

Record Owner	Ownership	Subsidiaries	Ownership
Intelicoat Technologies EF Holdco Ltd.	100%	None	N/A

3.      Preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity as of the Closing Date:

            None.

12

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                                                                    Schedule 4.5

GAAP Exceptions

None.

13

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                              Schedule 4.7

Use of Proceeds

None.

14

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                         Schedule 4.8

Brokers

None.

15

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                                     Schedule 4.10

Intellectual Property

  As of the Closing Date, except as disclosed below, (i) each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all material Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the financial condition, business or operations of such Credit Party and its Subsidiaries and (ii) to their knowledge, the use of the Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their business does not and has not been alleged by any Person to infringe on the rights of any Person.

1.      Exopack Technology, LLC et al. (plaintiffs) v. Packaging Concepts, Inc. (defendant) v. General Mills (third party defendant), filed August 12, 2005, U.S. District Court, Southern District of Texas, alleging infringement of U.S. Patent Nos. 5,488,220 and 6,046,443.  General Mills and PCI allege that at least certain claims of the patents-in-suit are invalid based on prior art, obvious extension of prior art, or sale of product with such claims more than a year prior to the patent application filing date.

2.      Letter dated August 2, 2005, and December 5, 2005, to Masterfoods USA, Inc. and Exopack, LLC, respectively, from Frost Brown Todd, LLC (on behalf of MDH Packaging Corporation (“MDH”)) regarding U.S. Patent No. 4,971,454 (the “’454 patent”).  MDH claims that a bag with a recloseable opening (manufactured by Exopack and sold by Exopack to Masterfoods USA for use in distribution of its dog food products) falls within the scope of the claims of the ‘454 patent.  Exopack believes that the bag does not fall within the scope of the claims of the ‘454 patent and has informed Masterfoods and counsel to MDH of the same.  At the present time, it appears that MDH is choosing to pursue Masterfoods directly as a user of the bags, rather than Exopack as a manufacturer/seller of the bags.  Exopack is contractually obligated to indemnify Masterfoods for such claims of intellectual property infringement.

3.      In mid-2001 and early 2002, Exopack received notices from MDH alleging that Exopack was in violation of or was planning to violate the terms of an exclusive license to certain closure technology allegedly licensed to MDH by KCL, and that Exopack was infringing or was planning to infringe the underlying patent covering such closure technology.  Exopack responded that it was the owner of a license from KCL through its predecessors in interest, Union Camp Corporation and International Paper.  The parties then commenced negotiations of a materials supply and replacement licensing arrangement, which, due to lack of Exopack customer demand for such materials, never was completed.

4.      In connection with a dispute between Exopack and Actinic Inc. regarding ownership of a bag coating invention, Exopack and Actinic reached a settlement of Exopack's misappropriation claims against Actinic.  In connection with the settlement, the parties executed an agreement perpetually and exclusively licensing to Exopack all intellectual property rights in Actinic's patent, plus improvements, including an option for Exopack to require assignment of patent in question.  Exopack was also granted an exclusive license to Actinic's proprietary ink blend.

16

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                         Schedule 4.10

5.      In mid to late 2003, FlexSol Corporation alleged orally that it had developed a high clarity shrink film product similar to a product developed by Exopack (i.e., the subject of a published Exopack patent application).  Exopack understands that FlexSol Corporation may have filed a patent application for the product FlexSol allegedly invented.  Exopack was the first to file for patent protection and believes it reduced its product to practice before FlexSol reduced the product it allegedly invented to practice.  FlexSol maintains that it invented this product prior to Exopack.

All Material Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the financial condition, business or operations of such Credit Party and its Subsidiaries and that is federally registered as of the Closing Date:

1.      Copyrights

Cello-Foil Holding Corp.                                  None

TPG Group Holding Corp.                               None

TPG Enterprises, Inc.                                        None

Exopack Key Holdings, LLC                           None

Exopack Holding Corp.                                    None

Exopack, LLC                                                None

Exopack-Ontario, Inc.                                      None

Exopack-Thomasville, LLC                              None

Exopack-Hebron, LLC                                     None

Exopack-Technology, LLC                              None

The Packaging Group (Canada) Corporation   None

Owner	Country	Title	Registration Number
Cello-Foil Products, Inc.	US	Quality assurance lab database: instruction manual	TXu-1-108-708
Exopack - Newmarket, LLC	Canada	Plassein Newmarket Manual outlining business process	Not registered. Copyright assignment number: 1015601
	Canada	Plassein Newmarket Employee handbook	Not registered. Copyright assignment number: 1015601
TPG (US), Inc.	US	Mission of the shark; picture	Recorded at V002662 P516

17

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                  Schedule 4.10

2.      Trademark Registrations and Applications

Cello-Foil Holding Corp.                    None

TPG Group Holding Corp.                 None

TPG Enterprises, Inc.                          None

TPG (US), Inc.                                    None

Exopack Key Holdings, LLC             None

Exopack Holding Corp.                      None

Exopack, LLC                                    None

Exopack-Ontario, Inc.                         None

Exopack-Thomasville, LLC                None

Exopack-Hebron, LLC                       None

18

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                                        Schedule 4.10

EXOPACK-TECHNOLOGY, LLC

Registered Trademarks

REG. NO.	REG. DATE	COUNTRY	NAME	STATUS/NEXT ACTION
621,336	02/14/1956	US	TRIM TOWN and Design	Abandoned/Inactive
2,413,945	12/19/2000	US	SAFE T STRIP	Cancelled/Inactive
2,765,641	09/16/2003	US	EXOPACK	Section 8 & 15 Affidavit Of Continuous Use due 09/16/2009
2,765,640	09/16/2003	US	Sphere Design	Renewal due 09/16/2013
2,846,598	05/25/2004	US	EXPRESSPV (Stylized)	Section 8 & 15 Affidavit Of Continuous Use due 05/25/2010. REGISTRATION WILL NOT BE MAINTAINED ANY FURTHER.
2,666,057	12/24/2002	US	THE NEW WAY TO THINK FILM	Abandoned/Inactive
1,356,584	08/27/1985	US	TENO SPIN	Abandoned/Inactive
2,680,175	01/26/2003	US	PLASSEIN INTERNATIONAL (Classes 35 & 42)	Section 8 & 15 Affidavit Of Continuous Use due 01/28/2009. REGISTRATION WILL NOT BE MAINTAINED ANY FURTHER.
2,876,019	08/24/2004	US	PLASSEIN INTERNATIONAL (Classes 16 & 22)	Section 8 & 15 Affidavit Of Continuous Use due 08/24/2010. REGISTRATION WILL NOT BE MAINTAINED ANY FURTHER.
2,878,251	08/31/2004	US	PLASSEIN INTERNATIONAL (Class 16)	Section 8 & 15 Affidavit Of Continuous Use due 08/31/2010. REGISTRATION WILL NOT BE MAINTAINED ANY FURTHER.
3,220,481	03/20/2007	US	SHUR-SEAL (Class 16)	Section 8 & 15 Affidavit Of Continuous Use due 03/20/2013.
3,319,958	10/23/2007	US	SEAL'N VENT (Class 16)	Renewal due 10/23/2017
3,319,960	10/23/2007	US	SEAL'N VENT & Design (Class 16)	Renewal due 10/23/2017
963,900	07/17/1973	US	DARTEK (01)	Renewal due 07/17/2013
252,590	10/07/1971	AUSTRALIA	DARTEK (16)	Renewal due 10/07/2016
632,709	02/14/2005	CANADA	Sphere Design (Classes 16 and 35)	Renewal due 02/14/2020
668,803	07/27/2006	CANADA	EXOPACK	Renewal due 07/27/2021
669,576	08/10/2006	CANADA	EXPRESSPV (Stylized)	Renewal due 08/10/2021
2092151	02/22/1995	GERMANY	DARTEK (16, 17)	Renewal due 04/30/2012
981341	10/04/1971	GREAT BRITIAN	DARTEK (16)	Renewal due 10/04/2016
981342	10/04/1971	GREAT BRITIAN	DARTEK (17)	Renewal due 10/04/2016
994138	02/22/2006	ITALY	DARTEK (16, 17)	Renewal due 10/28/2012
2008469	12/18/1987	JAPAN	DARTEK (16)	Renewal due 12/18/2017
3125722	03/29/1996	JAPAN	DARTEK (16)	Renewal due 03/29/2016
3087495	10/31/1995	JAPAN	DARTEK (17)	Renewal due 10/31/2015
4191387	09/25/1998	JAPAN	DARTEK (17)	Renewal due 09/25/2018
740,608	01/28/2002	MEXICO	Sphere Design (Class 16)	Renewal due 01/28/2012
791,018	02/03/2003	MEXICO	Sphere Design (Class 39)	Renewal due 02/03/2013
771,990	01/28/2002	MEXICO	EXOPACK (Class 16)	Renewal due 01/28/2012
787,841	04/24/2003	MEXICO	EXOPACK (Class 39)	Renewal due 02/03/2013
793,780	12/11/2002	MEXICO	EXPRESSPV (Stylized)	Renewal due 12/11/2012
541,323	11/25/2003	MEXICO	THE NEW WAY TO THINK FILM	Renewal due 11/25/2013
119224	04/27/1977	NEW ZEALAND	DARTEK	Renewal due 04/27/2012
UK- Exopack Advanced IR – 1014727	08/25/2009	JAPAN	Z-FLO CONDUCTIVE FILMS AND FOILS & Design	Renewal due 08/25/2019

19

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                               Schedule 4.10

Pending Applications

SERIAL NO.	FILE DATE	COUNTRY	NAME	STATUS/NEXT ACTION
77/748,938	06/01/2009	US	POLARFLEX & Design (06, 16, 17, 35)	Allegation of Use due 10/27/2010
77/811,502	08/24/2009	US	CEDEX (17, 35)	Allegation of Use due 11/11/2010
1,468,590	02/05/2010	CANADA	CEDEX	Office Action – Response due by 12/07/2010
1,463,857	12/30/2009	CANADA	POLARFLEX & Design	Application filed
1070871	02/26/2010	MEXICO	CEDEX (17)	Office Action – Response submitted
1070872	02/26/2010	MEXICO	CEDEX (35)	Application filed
1058450	01/07/2010	MEXICO	POLARFLEX & Design (06)	Office Action – Response submitted
1058452	01/07/2010	MEXICO	POLARFLEX & Design (16)	Office Action – Response submitted
1058455	01/07/2010	MEXICO	POLARFLEX & Design (17)	Office Action – Response due by 07/12/2010
1058457	10/07/2010	MEXICO	POLARFLEX & Design (35)	Office Action – Response submitted
UK – Exopack Advanced 77/808,358	08/19/2009	US	Z-FLO CONDUCTIVE FILMS AND FOILS & Design	Allegation of Use due by 10/13/2010
UK – Exopack Advanced 1,449,615	08/26/2009	CANADA	Z-FLO CONDUCTIVE FILMS AND FOILS & Design	Published
UK- Exopack Advanced IR – 1014727	08/25/2009	CHINA	Z-FLO CONDUCTIVE FILMS AND FOILS & Design	Application filed
UK- Exopack Advanced IR – 1014727	08/25/2009	EUROPEAN COMMUNITY	Z-FLO CONDUCTIVE FILMS AND FOILS & Design	Allowed
UK- Exopack Advanced 1069053	02/19/2010	MEXICO	Z-FLO CONDUCTIVE FILMS AND FOILS & Design	Application filed

20

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                                          Schedule 4.10

EXOPACK-NEWMARKET, LLC

REG. NO.	REG. DATE	COUNTRY	NAME	STATUS/NEXT ACTION
TMA 505,478	12/15/1998	CA	VIZO-LOK	Renewal due 12/15/2013
TMA 270,405	06/18/1982	CA	DELI-SAVER	Renewal due 06/18/2012

CELLO-FOIL PRODUCTS, INC.

FILE/TASK NO. 025635.000010	SERIAL NO. REG. NO.	FILE DATE REG. DATE	COUNTRY	NAME	STATUS/NEXT ACTION
	0635,356	10/9/1956	US		Renewal due 10/10/1996.

THE PACKAGING GROUP (CANADA) CORPORATION –TRADEMARK MATTERS

REG. NO.	REG. DATE	COUNTRY	NAME	STATUS/NEXT ACTION
458071	May 24, 1996	CANADA	THE PACKAGING GROUP	Registered

21

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                    Schedule 4.10

3.      Patents

Cello-Foil Holding Corp.                                    None

TPG Group Holding Corp.                                 None

TPG (US), Inc.                                                    None

TPG Enterprises, Inc.                                          None

Exopack Key Holdings, LLC                             None

Exopack Holding Corp.                                      None

Exopack-Ontario, Inc.                                        None

Exopack-Thomasville, LLC                                None

Exopack-Hebron, LLC                                       None

Exopack - Newmarket, LLC                              None

The Packaging Group (Canada) Corporation     None

CELLO-FOIL PRODUCTS INC.

Description	Serial No.	Filing Date	Publication no.	publication date	Patent No.	Issue Date
LAMINATE ANTIOXIDANT FILM	09/887,836	6/22/2001	2002-0015542	2/7/02	7,101,624	09/05/2006

22

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                      Schedule 4.10

EXOPACK, LLC

Description	Serial No.	Filing Date	Publication no.	publication date	Patent No.	Issue Date
CA - Load Carrying Bag With Perforated Tear Line Opening	2,136,877	11/29/1994			2,136,877	11/16/2004
CA – Non-Flurocarbon oil and grease barrier methods of application and packaging	2,474,847	12/11/2002
CA - Tamper Evident Multi-Wall Packaging and Associated Methods	2,455,184	01/14/2004
CA - Bag Having Reclosable Seal and Associated Methods	2,459,657	03/02/2004			2,459,657	04/07/2009
CA - Multi-/Wall Bag Having Slider Zipper and Fin Combination and Associated Methods	2,458,018	02/19/2004			2,458,108	09/23/2008
CA – Elastomer And Polyolefin Resin Based Films And Associated Methods	2,484,254	10/06/2004
CA – Enhanced Slider Zipper Multiwall Bag and Associated Methods	2,509,057	06/02/2005
us – tamper evident multi-wall packaging and associated methods	12/021,296	01/28/2008	2008-0181537 A1	07/31/2008	7,563,027	07/21/2009
us – grease resistant composite bag suitable for some closure	12/341,080	12/22/2008
us – multi-layer bags and methods of manufacturing the same	12/335,414	12/15/2008
us – microwavable bags for use with liquid oil and related methods	12/581,279	10/19/2009
us – bags having composite structures and related methods (CIP) (claims priority to 11/214,419)	12/556,151	09/09/2009
us – bags having adhesive drying structures and related methods	12/625,960	11/25/2009
pct – multi-layered bags and methods of manufacturing the same	pct/us2009/067819	12/14/2009
pct – multi-layered bags and methods of manufacturing the same	pct/us2009/068368	12/17/2009

23

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                      Schedule 4.10

EXOPACK-TECHNOLOGY, LLC

Exopack- Technology, LLC
Description	Serial No.	Filing Date	Publication no.	publication date	Patent No.	Issue Date
US - Flexible Hinged Handle and Carrying Bag Employing The Same	09/522,698	03/10/2000			6,374,461	04/23/2002
US -A Multi-ply Bag With Tear Strip Opening Mechanism	09/373,256	08/12/1999			6,213,644	04/10/2001
US -Tubing Machine With Rotating Former Section For Quick Change-Over	09/156,303	09/17/1998			6,019,713	02/01/2000
US -Gusseted Bag with Anti-Leak Feature	09/304,178	05/03/1999			6,046,443	04/04/2000
US -Load Carrying Bag With Perforated Tear Line Opening	08/167,757	12/15/1993			5,482,376	01/09/1996
US -Microwaveable Bag For Cooking and Serving Food	08/666,895	06/20/1996			5,770,839	06/23/1998
US -Laminated Bag Wall Construction	08/810,043	03/04/1997			5,871,790	02/16/1999
US -Environmentally Friendly Pinch Bottom Bag Assembly and Method of Making	08/146,961	11/10/1993			5,529,396	06/25/1996
US -Environmentally Friendly Pinch Bottom Bag Assembly and Method of Making	08/468,444	06/06/1995			5,728,037	03/17/1998
US -Bag For Microwave Cooking	08/282,647	07/29/1994			5,488,220	01/30/1996
us – method for cleaning printing cylinders	08/391,878	02/22/1995			5,560,296	10/01/1996
US -Load Carrying Bag With Perforated Tear Line Opening	08/417,407	04/05/1995			5,601,369	02/11/1997
US -System and Method For Monitoring and Controlling the Width of a Product	07/909,554	07/06/1992			5,345,399	09/06/1994
US -Microwaveable Food Package With Printed-on Susceptor	07/676,901	03/27/1991			5,171,594	12/15/1992
US -Printed Microwave Susceptor and Package Containing the Susceptor	07/439,120	11/17/1989			5,038,009	08/06/1991
US -Hot-Fill Polyethylene Bags	07/299,861	01/19/1989			4,994,324	02/19/1991
us – carrying handle for heavy duty olefin bags	06/408,209	08/16/1982			4,493,127	01/15/1985
US -Thermal Insulation Batt	07/154,159	02/09/1988			4,952,441	08/28/1990
US -Reclosable Open Mouth Bag	07/012,146	02/06/1987			4,946,289	08/07/1990
MX - Load Carrying Bag With Perforated Tear Line	9409292	11/30/1994			193,183	08/30/1999
US - Non-Fluorocarbon Oil/Grease Barrier Packaging and Methods of Application	10/200,209	07/22/2002			6,893,686	05/17/2005
CA - A Multi-Ply Bag With Tear Strip Opening Mechanism [3]	2,304,261	03/31/2000			2,304,261	08/03/2004
US - Multiwall Bag Having Slider Zipper and Fin Combination and Associated Methods	10/290,681	11/08/2002	2004-0091648 A1	05/13/2004	6,979,482	12/27/2005
US - Bag Having Reclosable Seal and Associated Methods	10/383,929	03/07/2003	2004-0175060 A1	09/09/2004	6,969,196	11/29/2005
pct – bags having composite structures and related methods	pct/us/2010/036435	05/27/2010
US - Tamper Evident Multi-Wall Packaging And Associate Methods (CIP) (claims priority to 10/341,947)	10/366,490	2/13/2003	2004-0136616 A1	07/15/2004	6,994,471	02/07/2006
US - Multiwall Vented Bag, Vented Bag Forming Apparatus, and Associated Methods	10/421,607	4/23/2003			6,986,605	01/17/2006
US - Non-Flurocarbon High Temperature Packaging Having Flexible Starch-Based Film and Methods of Producing Same	10/843,760	5/12/2004	2005-0008736-A1	01/13/2005
US - Non-Flurocarbon Paper Having Flexible Starch-Based Film and Methods of Producing Same	10/843,771	05/12/2004
US - Elastomer and Polyolefin Resin Based Shrink Films And Associated Methods	10/760,337	01/20/2004	2004-0137206 A1	07-15-2004	7,083,838	08/01/2006
US - Enhanced Slider Zipper Multiwall Bag And Associated Methods	10/860,366	06/03/2004	2004-0228547 A1	11-18-2004	7,909,904	08/15/2006
MX - Bag Having Reclosable Seal and Associated Methods	PA/a/2004/002201	03/05/2004
AU - Multi-/Wall Bag Having Slider Zipper and Fin Combination and Associated Methods	2004200680	02/20/2004			2004200680	02/07/2008
MX - Multi-/Wall Bag Having Slider Zipper and Fin Combination and Associated Methods [4]	PA/a/2004/001911	02/27/2004			254497	11/14/2007
CA – Non-Fluorocarbon high temperature packaging having flexible starch-based film and method of producing same	2,467,602	05/18/2004
MX – Non-Fluorocarbon high temperature packaging having flexible starch-based film and method of producing same	PA/a/2004/004720	05/19/2004
CA – Non-Fluorocarbon Paper having flexible starch-based film and method of producing same	2,467,601	05/18/2004
MX – Non-Fluorocarbon low temperature packaging having flexible starch-based film and method of producing same	PA/a/2004/004721	05/19/2004
US - Bag with Arcuate-Transition Tear Line	09/858,984	05/16/2001			6,402,379	06/11/2002
US - Side Gusset Bag with Convenient Carry Handle	09/650,478	08/29/2000			6,299,351	10/09/2001
US - Bag with Tear-Resistant Handle	09/512,712	02/24/2000			6,231,232	05/15/2001
US - Bag with Reinforced Handle and Resealable Pour Spout Opening	08/621,575	03/26/1996			5,611,626	03/18/1997
US - Bag with Tear-Resistant Handle	09/261,986	03/04/1999			6,065,871	05/23/2000
US - Heavy Duty Bag with Easily-Removable Corner for Pouring	08/500,173	07/10/1995			5,593,229	01/14/1997
US - Bag with Reinforced Handle and Resealable Pour Spout Opening	08/509,831	08/01/1995			5,558,438	09/24/1996
US - Protective Wrapping of Film	07/249,368	09/23/1988			5,051,284	09/24/1991
us – bag to be carried in the hand and procedure for manufacturing the bag	06/763,706	08/08/1985			4,610,029	09/02/1986
CA - Perforation Blade for Forming a Burst-Resistant Easy-Open Corner in a Heavy Duty Bag	2,398,198	08/15/2002			2,398,198	03/21/2006
MX – Bag with Arcuate-Transition Tear Line	PA/a/2001/09630	09/24/2001			233956	01/26/2006
CA – Bag with Arcuate-Transition Tear Line	2,354,823	08/08/2001			2,354,823	07/05/2005
CA – Side Gusset Bag with Convenient Carry Handle	2,352,353	07/04/2001			2,352,353	11/29/2005
US – Perforation Blade For Forming a Burst-Resistant Easy-Open Corner in a Heavy Duty Bag	09/934,417	08/21/2001	2003-0040411 A1	02-27-2003	6,609,999	08/26/2003
US – Method of Forming a Burst-Resistant Easy-Open Corner in a Heavy Duty Bag	10/649,715	08/26/2003	2004-0038792 A1	02-26-2004	7,037,250	05/02/2006
US – Grease-Resistant Heat-Sealable Bag And Related Methods	11/240,944	09/30/2005	2007-0042146 A1	02/22/2007
US – Microwave Cooking Package for Food Products and Associated Methods	11/283,990	11/21/2005	2006-0289518	12/28/2006
AU - Enhanced Slider Zipper Multiwall Bag and Associated Methods	2005202393	06/02/2005	2005202393	03/12/2009	2005202393	06/25/2009
MX - Enhanced Slider Zipper Multiwall Bag and Associated Methods	PA/a/2005/005930	06/03/2005			258031	06/19/2008
US – Method of Forming a Vented Bag Divisional of 10/421,607	11/214,327	08/29/2005	2005-0281494 A1	12/22/2005
au – method of forming a vented bag	2006285226	08/15/2006
ca – method for forming a vented bag	2,610,911	08/15/2006
mx – method for forming a vented bag	mx/a/2008/000652	08/15/2006
nz – method for forming a vented bag	564194	08/15/2006
US – Apparatus of Forming a Vented Bag Divisional of 10/421,607	11/218,477	09/02/2005
US – Method of Using a Vented Bag Divisional of 10/421,607	11/218,476	09/02/2005
US – Method of Forming a Bag Divisional of 10/366,490	11/201,871	08/11/2005	2005-0272585 A1	12/08/2005	7,322,921	01/29/2008
US – Grease-Resistant Pinch-Bottom Bag, Adhesive Closure For Bag, And Related Methods	11/214,419	08/29/2005	2007-0047852 A1	03/01/2007
US – Grease-Resistant Pinch-Bottom Bag, Adhesive Closure For Bag, And Related Methods	11/214,434	08/29/2005	2007-0047853 A1	03/01/2007
au – grease-resistant pinch-bottombag, adhesive closure for bag, and related methods	2006285224	08/14/2006
ca - grease-resistant pinch-bottom bag, adhesive closure for bag, and related methods	2,612,334	08/14/2006
ep – grease-resistant pinch-bottom bag, adhesive closure for bag, and related methods	06801452.1	08/14/2006	1928754	06/11/2008
mx – grease-resistant pinch-bottom bag, adhesive closure for bag, and related methods	MX/a/2007/016025	08/14/2006
hk – grease-resistant pinch-bottom bag, adhesive closure for bag, and related methods	08113496.4	12/11/2008	1122255A	05/15/2009
US – Method of Forming a Bag Having Reclosable Seal Divisional of 10/383,929	11/265,620	11/02/2005	2006-0053746 A1	03/16/2006	7,549,269	06/23/2009
US – Method of Filling a Preformed Bag Having Reclosable Seal Divisional of 10/383,929	11/265,742	11/02/2005	2006-0053752	03/16/2006
US - Multiwall Bag Having Slider Zipper and Fin Combination and Associated Methods Continuation of 10/290,681	11/265,946	11/03/2005	2006-0073292 A1	04/06/2006	7,544,403	06/09/2009
US - Multiwall Bag Having Slider Zipper and Fin Combination and Associated Methods Continuation of 11/283,990	11/285,698	11/22/2005	2006-0289519 A1	12/28/2006
US – elastomer and polyolefin resin based films and associated methods	11/352,066	02/10/2006	2006-0127657 A1	06/15/2006	7,582,341	09/01/2009
US – ovenable multilayered film	11/839,995 [5]	08/16/2007
us – ovenable multilayered film continuation of 11/839,995	12/038,796	02/27/2008
us – polyamide release film for use in the production of molded composite products	08/828,919	03/28/1997			5,959,031	09/28/1999
us – polyamide release film for use in the production of molded composite products	09/349,168	07/09/1999			6,251,974	06/26/2001
us – high temperature and high humidity release coating for polymer film	10/543,165	05/26/2006	2006-0257580 A1	11/16/2006	7,662,322	02/16/2010
PCT – grease-resistant pinch-bottom bag, adhesive closure for bag, and related methods	PCT/US2006/031690	08/14/2006	WO 2007/027423	03/08/2007
PCT – method of forming a vented bag	PCT/US2006/031704	08/15/2006	WO 2007/027425	03/08/2007
PCT – microwave cooking package for food products and associated methods	PCT/US2006/046315	11/30/2006	WO 2008/066540	06/05/2008
PCT – elastomer and polyolefin resin based films and associated methods	PCT/US2007/003265	02/07/2007	WO 2007/095027	08/23/2007
CA – ovenable multilayered film	2,597,421 [6]	08/16/2007
au – multiwall bag having slider zipper and fin combination and associated methods	2008200395	02/25/2008

[1] This is in the name of International Paper

[2] Allowed

[3] Application not yet assigned

[4] Applicant is Exopack, LLC

24

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                 Schedule 4.10

4.      Licenses:

Item	Description
Product Development and Sales Agreement dated October 29, 1993 between Morton International, Inc. and Union Camp Corporation (assigned to Exopack).
Joint Development Agreement dated November 20, 2000 between International Paper Company and Actinic, Inc.
License and Development Agreement dated June 1, 2003 between Pactiv Corporation, on the one hand, and Exopack and Hebron (f/k/a Specialty Films & Associates, LLC), on the other hand.
License Agreement dated April 4, 2002 between UV Color, Inc. and Exopack.
Joint Development Agreement – Flexible Packaging dated June 24, 2005 between Exopack and Shandong Shouguang JianYuanChun Co.Ltd.
International Program License Agreement dated May 21, 2003 between Exopack and Navision a/s.
Master Customer Agreement for Axapta for Converting System dated May 21, 2003 between Concord Business Systems, Inc. and Exopack.
Software License, Services and Maintenance Agreement dated August 9, 2001 between Exopack (f/k/a Exo-Tech Packaging) and J.D. Edwards.
Microsoft Business Agreement dated February 26, 2002 between MSLI, GP and Exopack.
Confidentiality Agreement dated October 25, 2002 between Plassein International (assigned to Thomasville) and Cargill.
Unexecuted License Agreement for use of Repasack recycling trademarks in Europe.
Non-Exclusive License Agreement, between Cargill, Inc. and Rex International (predecessor to Plassein International, assigned to Thomasville) [no date, unexecuted copy].
Non-Exclusive License Agreement, between Salerno Plastics, Ltd. and Rex International (predecessor to Plassein International, assigned to Thomasville) [no date, unexecuted copy].
Assignment, Transfer and License Agreement dated as of September 1, 2004 between Actinic, Inc. and Exopack LLC.
Trademark Usage Agreement dated September 1, 2005, between Shurfine Foods, Inc. and Exopack-Technology LLC.
License Agreement dated May 13, 1989, between KCL Corporation and Union Camp Corporation.
Joint Development Agreement Addendum No. 1 dated February 24, 2003, between Color Converting Industries, L.L.C. and Exopack.
Confidentiality, Nondisclosure and Limited Use Agreement dated August 8, 2003, between Exopack and FlexSol Packaging Corp.
License Authorization Grant dated November 8, 2005 between McAfee, Inc. and Cello-Foil Products, Inc.
Software License Agreement dated January 21, 2000, between JB Systems, Inc., DHA Mainsaver and Cello-Foil Products, Inc.
Dedicated Access Agreement dated April 2, 2003, between Corecomm – Voyager. and Cello-Foil Products, Inc.
Master Software License Agreement dated August 31, 2000 between Peregrine Connectivity, Inc. and Cello-Foil Products, Inc.
Software Schedule to the Master Software License Agreement dated August 31, 2000 between Peregrine Connectivity, Inc. and Cello-Foil Products, Inc.
Purchase Order dated November 20, 2000, between Harbinger Corporation and Cello-Foil Products, Inc.
License Agreement and Order Form between Computer Associated Internal, Inc. and EDS for the exclusive use and benefit of Cello-Foil Products, Inc.
Addendum to License Agreement and Order Form between Computer Associated Internal, Inc. and EDS for the exclusive use and benefit of Cello-Foil Products, Inc.
Master License Agreement dated July 27, 2005 between Option Software, Inc. and Cello-Foil Products, Inc.

Vsupport Certificate (expiration date March 25, 2004) between VERITAS Software Global Corporation and Cello-Foil Products, Inc. for the product of BACKUP EXEC,WIN,MICROSOFT EXCHANGE SVR AGENT W/ CLIENT ACCESS LIC,V9.0 -VS2 1 Y

Vsupport Certificate (expiration date March 25, 2004) between VERITAS Software Global Corporation and Cello-Foil Products, Inc. for the product of BACKUP EXEC,WIN,SVRS,V9.0 -VS2 1 Y
Software License Certificate (order date March 25, 2003) between VERITAS Software Global Corporation and Cello-Foil Products, Inc. for the product of BACKUP EXEC,WIN,SVRS,V9.0,LICENSE COMPETITIVE UPG
VERISTAS VIP Program License between VERITAS Software Global Corporation and Cello-Foil Products, Inc.

Software License Certificate (order date March 25, 2003) between VERITAS Software Global Corporation and Cello-Foil Products, Inc. for the product of BACKUP EXEC,WIN,MICROSOFT EXCHANGE SVR AGENT W/ CLIENT ACCESS LIC,V9.0,LIC

License Agreement between Microsoft Corporation and Cello-Foil Products, Inc. for the following intellectual properties: Office 97 standard, Office 2000 standard, Office 2000 professional, Office XP standard, Office 2003 standard, Office 2003 professional, BackOffice 2.5, Exchange Server 5.5, SQL Server 7.0, Visio 2000, Visio 2003, Windows 2003 (CAL). Windows Server 2003, Windows Terminal Server 2003 (CAL), Project 2000, Publisher 98, Visual Studio Net Pro 2003, Windows-98 and Windows XP Professional.

License Agreements entered into by Exopack-Newmarket, LLC for the following intellectual properties: Acrobat, ACT!, ADP PC/Payroll for Windows – Client, APICS Supply Chain Creates Net Value CD, Backup Exec Win NT/2000, Backup Exec Win NT/2000 exchange agent, Backup Exec Win NT/2000 open file agent, Backup Exec Win NT/2000 remote agent, Bar-One Print only, Bar-One ProPlus, CADWizz, DesignCAD Express, MS Project Standard 2003, MS Visual Basic, MS Win 2000 Pro, MS Win 2000 Server, MS-Office 95, MS-Office 97, MS-Office2000Premium, MS-Office2000Pro, MS-Office2000Std, MS-Windows 95, MS-Windows 98, NT 4.0 Server, NT 4.0 Workstation, SmartDraw Standard (2 concurrent users), SmartDraw Standard (Jim McMullan's copy), Sterling Commerce - Gentran/EDI, and Visio.

License Agreements entered into by The Packaging Group (Canada) for the following intellectual properties: pcAnywhere 10.5 Host Only, Antivirus Enterprise Edition 9.0 Gold, Maint 1YR RNW, and pcAnywhere 10.5 Host & Remote.

25

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

Schedule 4.11

Investigations and Audits

Except as set forth below, no Credit Party or any of their Subsidiaries is the subject of an audit by the IRS or CRA or, to each Credit Party’s knowledge, any review by the IRS, CRA or any similar governmental agency or any governmental investigation concerning the violation or possible violation of any law:

1.      The State of Georgia Department of Revenue is currently conducting a sales and use tax audit (2005-2009) of Exopack, LLC’s Griffin, GA facility in connection with a refund claim.

26

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.12

Employee Matters

(a)     Credit Party, Subsidiary and/or employee collective bargaining agreements as of the Closing Date:

Agreement dated March 1, 2007 expiring February 28, 2012, between Local 2150 United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (USW), AFL-CIO, CLC & Cello Foil Products.

Collective Bargaining Agreement between Cello-Foil Products, Inc. and Graphics Communications Union, AFL-CIO, Local Union No. 135-C, effective February 5, 2006 – February 4, 2011.

Collective Bargaining Agreement between Intelicoat Technologies Image Products Matthews LLC and the Communication Workers of America and its Matthews, North Carolina Local Union No. 3603 for the period of June 27, 2009 through June 26, 2012.

(b)     The Credit Parties are aware of EEOC charges filed by Kentrayl Harris, an employee of the Albany, GA facility, Poindexter Harper, an employee of the Griffin, GA facility, and Baron Deloach, an employee of the Spartanburg, SC facility.  Employer response filed; decision pending.

(c)     The Credit Parties are aware of a Wisconsin Equal Rights Division charge filed by Lawrence Coenen, an employee of the Tomah, WI facility.  Employer response filed; decision pending.

(d)    In the ordinary course, grievances are filed, processed and resolved at the Credit Party’s three unionized locations: Tomah, Wisconsin; Matthews, North Carolina; and Battle Creek, Michigan. No grievances are pending arbitration.

(e)     Material employment contracts Borrower and/or any Subsidiaries is party to as of the Closing Date:

27

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.12

Separation Benefit Agreement dated December 12, 2005 between Exopack and Jack Knott.

Separation Benefit Agreement dated March 23, 2007 between Exopack and Jon Heard.

Separation Benefit Agreement dated December 12, 2005 between Exopack and Bob Arvanites.

Separation Benefit Agreement dated November 11, 2008 between Exopack and Tom Vale.

Separation Benefit Agreement dated November 11, 2008 between Exopack and Gary McDaniel.

Separation Benefit Agreement dated March 29, 2010 between Exopack and Scott Ross.

Confidential Termination Agreement dated November 20, 2009 between Exopack and Gay Hoag.

Confidential Termination Agreement dated December 1, 2009 between Exopack and Sherry Pero.

Confidential Termination Agreement dated December 7, 2009 between Exopack and Bruce Seivert.

Confidential Termination Agreement dated December 7, 2009 between Exopack and Linda Cantrell.

28

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.12

Confidential Termination Agreement dated December 7, 2009 between Exopack and Randy Freerks.

Confidential Termination Agreement dated December 9, 2009 between Exopack and John Howard.

Confidential Termination Agreement dated December 9, 2009 between Exopack and Lynn Kieper.

Confidential Termination Agreement dated May 7, 2010 between Exopack and Robert Sullivan.

Confidential Termination Agreement dated May 14, 2010 between Exopack and Sam Sabbagh.

Confidential Termination Agreement dated May 18, 2010 between Exopack and Sandy Schrink.

Confidential Termination Agreement dated May 26, 2010 between Exopack and Allen Ling.

Confidential Termination Agreement dated May 26, 2010 between Exopack and Leroy Stevenson.

Confidential Termination Agreement dated June 25, 2010 between Exopack and Nancy Brake.

29

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.12

Voluntary Separation Agreement dated November 23, 2009 between Exopack Canada and Dominic Valentini.

Termination Letter dated January 7, 2010 between Exopack Canada and Vince Peduto.

Termination Letter dated February 11, 2010 between Exopack Canada and Elspeth West.

Termination Letter dated May 28, 2010 between Exopack Canada and Hugh Ricketts.

Termination Letter dated June 4, 2010 between Exopack Canada and Michael Olejnik.

Termination Letter dated June 11, 2010 between Exopack Canada and Andy Walker.

Termination Letter dated April 22, 2010 between Exopack Canada and Sal Ardizzi.

Termination Letter dated April 22, 2010 between Exopack Canada and Colin Crawford.

Termination Letter dated April 22, 2010 between Exopack Canada and Thomas Miller.

Termination Letter dated April 27, 2010 between Exopack Canada and Caroline Franke.

30

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.12

Termination Letter dated April 27, 2010 between Exopack Canada and Nasir Khan.

Voluntary Separation Agreement dated November 3, 2009 between Exopack Canada and Marc Lalonde.

Voluntary Separation Agreement dated November 3, 2009 between Exopack Canada and Anthony Yue.

Voluntary Separation Agreement dated November 3, 2009 between Exopack Canada and Roman Galinauskas.

Voluntary Separation Agreement dated November 3, 2009 between Exopack Canada and Everett O’Reilly.

Voluntary Separation Agreement dated November 3, 2009 between Exopack Canada and Jim Johnson.

Voluntary Separation Agreement dated January 22, 2010 between Exopack Canada and Bruce Crouch.

Voluntary Separation Agreement dated December 18, 2009 between Exopack Canada and Gail Probert.

Voluntary Separation Agreement dated January 28, 2010 between Exopack Canada and Phil Green.

31

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.12

Voluntary Separation Agreement dated February 8, 2010 between Exopack Canada and David Verowerd.

Retirement Agreement dated May 3, 2010 between Exopack Canada and Ronald Tutak.

Termination Letter dated April 23, 2010 between Exopack Canada and Steve Halvorson.

Termination Letter dated May 17, 2010 between Exopack Canada and Doug Bacon.

Termination Letter dated May 17, 2010 between Exopack Canada and Eldon Smith.

Termination Letter dated June 9, 2010 between Exopack Canada and Sharon Hubbard.

Termination Letter dated June 11, 2010 between Exopack Canada and Warren Dickinson.

Termination Letter dated June 14, 2010 between Exopack Canada and Larry Dadson.

Termination Letter dated June 14, 2010 between Exopack Canada and Steve Vemb.

Termination Letter dated June 14, 2010 between Exopack Canada and Frank Wilkinson.

32

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.12

Termination Letter dated June 25, 2010 between Exopack Canada and Greg Sims.

33

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                                                      Schedule 4.13

Litigation

Except as set forth below, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries as of the Closing Date, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries, in each case which would reasonably be expected to result in any Material Adverse Effect:

            None.

34

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.14

Real Estate

1.      Real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries:

(a) Owned Real Property

Item	Credit Party	Property Location (Address including zip code)
1.	Cello-Foil Products, Inc.	155 Brook Street Battle Creek, MI 49017
2.	Cello-Foil Products, Inc.	1801 Oak Haven Drive Albany, GA 31701
3.	Exopack, LLC	3070 Southport Road Spartanburg, SC 29302
4.	Exopack, LLC	345 Cedar Springs Avenue Spartanburg, SC 29302
5.	Exopack, LLC	1400 Chase Boulevard Sibley, IA 51249
6.	Exopack, LLC	3 Maplewood Drive Hazleton, PA 18202
7.	Exopack, LLC	10801 Iona Avenue Hanford, CA 93230
8.	Exopack, LLC	501 Williams Street Tomah, WI 54660
9.	Exopack, LLC	1304 Arthur K. Bolton Parkway Griffin, GA 30224
10.	Exopack, LLC	390 Southwell Boulevard Tifton, GA 31794
11.	Exopack, LLC	2200 D Avenue E, Seymour, Indiana 47274
12.	Exopack-Thomasville, LLC	900 Jordan Valley Road Longview, TX 75604-5225
13.	Exopack Performance Films Inc.	201 South Blair Street Whitby, Ontario L1N 5S6

35

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.14

(b) Leased Real Property

Item	Credit Party	Property Location (Address including zip code)	County	Name and Address of Lessor
1.	Cello-Foil Products, Inc.	Rail Pit 4950 W. Dickman Road Battle Creek, MI 49015	Calhoun	City of Battle Creek, N/K/A Battle Creek Unlimited, Inc.
2.	Cello-Foil Products, Inc.	North Warehouse 4950 W. Dickman Road Battle Creek, MI 49015	Calhoun	City of Battle Creek, N/K/A Battle Creek Unlimited, Inc.
3.	Cello-Foil Products, Inc.	South Warehouse 4950 W. Dickman Road Battle Creek, MI 49015	Calhoun	City of Battle Creek, N/K/A Battle Creek Unlimited, Inc.
4.	Exopack, LLC	2212 4th Avenue, Seymour, Indiana 47274	Jackson	Columbus Container, Inc. 3460 Commerce Drive Columbus, Indiana 47201
5.	Exopack, LLC	108 Airport Industrial Drive, Savannah, GA 31408 (Garden City)	Chatham	Albert R. Howard, Trustee U/A 494 104 West Gaston Street Savannah, Georgia 31401
6.	Exopack, LLC	101 South Tift Avenue, Tifton, GA 31794	Tift	Frances R. Bowen c/o Harry B. Bowen 84 Springhill Drive Tifton, Georgia 31794
7.	Exopack, LLC	375 Southwell Blvd, Tifton, GA 31794-8831	Tift	Tift County Development Authority P.O. Box 7238, Tifton, GA 31793
8.	Exopack, LLC	1078 Union St. Spartanburg, SC 29302-3318 (“Harley Facility”)	Spartanburg	Cleveland S. Harley 1078 Union Street Spartanburg, SC 29302
9.	Exopack-Ontario, Inc.	5601 Santa Ana Street, Ontario, CA 91761	San Bernardino	Westates Holdings, LLC 988 Villa Montes Circle Corona, California 92879
10.	Exopack-Thomasville, LLC	1308 Blair Street Thomasville, NC 27360	Davidson	F. Stuart Kennedy and Helen J. Kennedy P.O. Box 1050 1100 Dover Drive Thomasville, NC 27360
11.	The Packaging Group (Canada) Corporation	300 Spinnaker Way Concord, Ontario L4K 4W1	City of Vaughan, Ontario, Canada	Spinnaker Langstaff Investments Limited 3625 Dufferin Street, Suite 503, Downsview, Ontario M3K 1N4

36

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.14

12.	The Packaging Group (Canada) Corporation	360 Spinnaker Way Vaughan, Ontario L4K4W1	City of Vaughan, Ontario, Canada	Spinnaker Langstaff Investments Limited and 360 Spinnaker Portfolio, Inc. 3625 Dufferin Street, Suite 500, Downsview, Ontario M3K 1N4
13.	Intelicoat Technologies Image Products Matthews LLC	700 Crestdale Road, Matthews, NC 80105	Mecklenburg	Lakestar Properties, LLC 4583 Highway 9 North Howell, New Jersey 07731
14.	Exopack Performance Films Inc.	None	N/A	N/A

(c) Leased and Subleased Real Property

Advanced Printing Products, Inc., 1308 Blair Street, Thomasville, NC  27360

The property described in 3.14(b) #13 is subleased to Kamazu Fashion Inc.

The property described in 3.14(b) #14 is subleased to Buse Industries, Inc., 1777 Northwest Industrial, Bridgeton, MO  63044.

(d) Locations of Collateral in Possession of Persons other than Exopack Key Holdings, LLC or any Subsidiary:

Entity	Address	Purpose
Exopack, LLC	Athena Industrial Park, Athens, GA	Consignment
	11 Maplewood Dr., Hazleton, PA	Inventory Storage
	1220 Oak Hill Rd., Mountaintop, PA	Consignment
	103 Funston Road, Kansas City, KS	Consignment
	2212 Fourth Ave., Seymour, IN	Inventory/Consignment
	222430 76th Ave, Kent, WA	Inventory Storage
	5915 N. Marine Drive, Portland, OR	Inventory Storage
	101 South Tift Ave, Tifton, GA	Inventory Storage
	17775 Ave 23 1/2, Chowchilla, CA	Consignment
	1889 24th ST SW, LeMars, IA	Inventory Storage
	151 Turner Court, Bowling Green, KY 42101	Consignment
	2325 Union Pike, Richmond, IN 47374	Consignment
	6041 South Malt Ave., Los Angeles, CA 90040	Consignment
	PO Box 7328, Tifton, GA 31793	Inventory Storage
	2147 Columbus Blvd, Philadelphia, PA 19148	Inventory Storage
	8835 General Dr., Plymouth, MI 48170	Consignment
	7359 Hazelwood Ave., Hazelwood, MO 63042	Consignment
	10409 Sanden Dr., Dallas, TX 75238	Consignment
	4324 Leckron Rd., Modesto, CA 95357	Consignment
	4058 Highway 79, Homer, LA 71040	Toll Laminator
	121 Main St., Bern, KS 66408	Consignment
Cello-Foil Products, Inc.	186 Nevada St., Battle Creek, MI	Obsolete cylinder storage
	433 E. Michigan Ave., Battle Creek, MI	Inventory Storage
The Packaging Group (Canada) Corporation	140-9969 River Road, Delta, BC L4K 4W1, Canada	Inventory Storage
Exopack Advanced Coatings, LLC	127 Turningstone Ct., Greenville, SC 29611	Film Slitter
	2801 Richmond Rd., Hatfield, PA 19440	Mixer
	Industrias Quimicas No. 105, 50200 Toluca, Edo de Mexico, Mexico	Mixer
Exopack Performance Films Inc.	67 Commander Blvd, Toronto, Ontario M1S 3M7	Toller
	6417 Viscount Road, Mississauga, Ontario L4V 1K8	Toller

37

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.15

Environmental Matters

1.                  None.

38

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT                                                                                                   Schedule 4.16

ERISA / Pension Plans

1.      Title IV Plans and Multiemployer Plans to which any Credit Party is subject as of the Closing Date:

Entity	Plan
Exopack, LLC	Savings Plans for the Companies of Exopack
Exopack, LLC	Retirement Plan of Exopack, LLC

2.      Scheduled Exceptions:

            (i)         Exopack, LLC

                        (a)        The new Savings Plan for the Companies of Exopack does not have an IRS determination letter.  Exopack, LLC is scheduled to file a request for a determination letter with respect to the plan’s qualified status in 2010, as per IRS guidelines.

            (ii)        TPG Enterprises, Inc.

                        TPG does not maintain any retirement benefit plans.

39

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

Schedule 4.19

Insurance

Insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy:

			POLICY	INS	POLICY	LIMITS OF	LOSS
Broker	COMPANY	POLICY TYPE	NUMBER	COMPANY	EXPIRATION	LIABILITY (U.S.$)	RETENTION(U.S.$)

Marsh	Exopack Holding Corp & Subsidaries	CRIME PRIMARY	[***]	AIG/National Union Fire	10/31/2008-07/31/2010	3,000,000	25,000
	Exopack Holding Corp & Subsidaries	CRIME EXCESS	[***]	Zurich	10/31/2008-07/31/2010	7,000,000	none
	Exopack Holding Corp & Subsidaries	K&R CRIME	[***]	US Specialty Insurance Co.	7/31/2008-7/31/2010	10,000,000	Nil
	Exopack Holding Corp & Subsidaries	D&O /EPLI LIAB. PRIMARY	[***]	AIG/National Union Fire	7/31/2008-07/31/2010	25 MILLION /AGG	50K/CLAIM
	Exopack Holding Corp & Subsidaries	D&O/EPLI LIAB. EXCESS	[***]	ZURICH	7/31/2008-07/31/2010	25 MILLION/AGG	NONE
	Exopack Holding Corp & Subsidaries	FIDUCIARY	[***]	AIG/National Union Fire	7/31/2007-10/31/2010	20 Million/AGG	10K/CLAIM
	Exopack Holding Corp & Subsidaries	PROPERTY	[***]	Layered Program w/Multiple Carriers	12/21/2009-12/21/2010	500 MILLION	150k/OCC

	Exopack Holding Corp & Subsidaries	CARGO	[***]	American Home(AIG)	9/1/2009-9/1/2010	1 MILLION	None
	Exopack Holding Corp & Subsidaries	PRINTERS E&O	[***]	AIG/National Union Fire	11/23/09-11/23/10	10 MILLION/AGG	50K/CLAIM
	Exopack Holding Corp & Subsidaries	Excess Flood for Sibley IA	[***]	American Bankes Insurance	03/23/2010-03/23/2011	500,000 Building/ 500,000 Contents	Building 50k/Contents 50k
	Exopack Holding Corp & Subsidaries to include EAC & EPF	CREDIT INS. FOR US EAC & EPF ACCTS	[***]	EULER	4/16/10-4/16/11	4,500,000	10% coinsurance

			POLICY	INS	POLICY	LIMITS OF	LOSS
`	COMPANY	POLICY TYPE	NUMBER	COMPANY	EXPIRATION	LIABILITY (U.S.$)	RETENTION(U.S.$)
Willis	Exopack Holding Corp+Newmkt+TPG+Performance Films	AUTO LIAB-CANADA	[***]	AVIVA	9/1/2009- 9/1/2010	2 MILLION/OCC	None
	Exopack Holding Corp+Newmkt+TPG+Performance Films	AUTO PHY DAM-CANADA	[***]	AVIVA	9/1/2009- 9/1/2010	ACV	2500 Tractors/1000 Trailers/1000 Auto
	Exopack Holding Corp & Subsidaries	AUTO LIAB-US	[***]	United States Fire	9/1/2009- 9/1/2010	1 MILLION/OCC	100K/OCC
	Exopack Holding Corp & Subsidaries	AUTO PHY DAM-US	[***]	United States Fire	9/1/2009- 9/1/2010	ACV	1000/ACC
	Exopack Holding Corp & Subsidaries	GEN LIAB/PRODUCTS-U.S.	[***]	United States Fire	9/1/2009- 9/1/2010	1 MILLION/OCC	100K/OCC
	Exopack Holding Corp+Newmkt+TPG+Performance Films	GEN LIAB/PRODUCTS-CAN	[***]	Continental Casualty Co	9/1/2009- 9/1/2010	2 Million/Occ CAD$	2500/OCC
	Exopack Holding Corp & Subsidaries	WORK COMP(U.S.EX MICH)	[***]	United States Fire	9/1/2009- 9/1/2010	1 MILLION/ACC	250K/ACC
	Exopack Holding Corp & Subsidaries	WORK COMP-RETRO-TOMAH	[***]	United States Fire	9/1/2009- 9/1/2010	1 MILLION/ACC	250K/ACC
	Exopack Holding Corp+Newmkt+TPG+Performance Films	WORK COMP-CANADA	[***]	WSIB (Bureau of WC)	n/a	STATE LAW	NONE
	Exopack Holding Corp	Work Comp -OHIO	[***]	BWC	n/a	STATE LAW	NONE
	Exopack Holding Corp & Subsidaries	INTERNATIONAL LIAB(DIC)	[***]	Ins. Co of State of PA(AIG)	9/1/2009-9/1/2010	1 MILLION/OCC	2500/OCC
	Exopack Holding Corp & Subsidaries	UMBRELLA LIAB-PRIMARY	[***]	Continental Casualty Co.	9/1/2009-9/1/2010	25 Million/OCC	None
	Exopack Holding Corp & Subsidaries	UMBRELLA LIAB-EXCESS	[***]	RSUI Indemnity Co.	9/1/2009- 9/1/2010	25 Million/OCC	None
	Exopack Holding Corp & Subsidaries	POLLUTION LIABILITY	[***]	ILLINOIS UNION INS. CO.(ACE)	9/1/2006-9/1/2011	10 Million/AGG	100K/Claim

THE FOLLOWING COVERAGE APPLY TO EXOPACK HOLDING CORP AND ITS OFFICERS AND DIRECTORS
FOR CLAIMS REPORTED AFTER 10/13/05 FOR ALLEGED OCCURRENCES BETWEEN 7/31/01 AND 10/14/05-(TAIL COV.)
				TRAVELERS	8/14/2012	10 MILLION/AGG	150K/CLAIM
	EXOPACK Holding Corp	D&O LIAB.-2ND LAYER	[***]	ROYAL SUI	8/14/2012	10 MILLION/AGG	NONE
	EXOPACK Holding Corp	FIDUCIARY LIAB	[***]	TRAVELERS	7/31/2012	10 MILLION/AGG	10K/CLAIM

Updated KGD 6.28.10

40

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Corporate and Trade Names

Exopack Key Holdings, LLC
Exopack Holding Corp.
Exopack, LLC
Exopack-Hebron, L.L.C.
Exopack-Thomasville, LLC
Exopack-Ontario, Inc.
Exopack - Newmarket, Ltd.
Exopack-Technology, LLC
Cello-Foil Holding Corp.
Cello-Foil Products, Inc.
TPG Group Holding Corp.
TPG (US), Inc.
TPG Enterprises, Inc.
The Packaging Group (Canada) Corporation – The Packaging Group
Intelicoat Technologies Image Products Matthews LLC
Exopack Advanced Coatings, LLC
Exopack Performance Films Inc.

41

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT A‑1 TO

CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among EXOPACK HOLDING CORP., a Delaware corporation (“Borrower”), EXOPACK KEY HOLDINGS, LLC, a Delaware limited liability company, and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and GOLDMAN SACHS LENDING PARTNERS LLC, as Syndication Agent, Administrative Agent and Documentation Agent.

Pursuant to Section 2.1 of the Credit Agreement, Borrower desires that Lenders make the following Term Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on July 13, 2010 (the “Closing Date”):

□ Base Rate Loans: □ Eurodollar Rate Loans, with an initial Interest Period of ________ month(s):	$[___,___,___] $[___,___,___]

[The Borrower hereby irrevocably authorizes and directs that such Term Loans be applied and disbursed, for and on behalf of the Borrower, in accordance with the terms of Paragraphs [___ and ___] of the Funds Flow Memorandum attached hereto as Exhibit A. The undersigned hereby further irrevocably authorizes and directs the Administrative Agent to make, for and on behalf of the Borrower, the payments set forth in Paragraph [__] of such Funds Flow Memorandum.]

Borrower hereby certifies that:

(i)                   the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

(ii)                 as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: July 13, 2010                                                                             EXOPACK HOLDING CORP.

By: ___________________________________

Name:

Title: [Authorized Officer]

EXHIBIT A-1-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Exhibit A

Funds Flow Memorandum

EXHIBIT A-1-2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT A‑2 TO

CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among EXOPACK HOLDING CORP., a Delaware corporation (“Borrower”), EXOPACK KEY HOLDINGS, LLC, a Delaware limited liability company, and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and GOLDMAN SACHS LENDING PARTNERS LLC, as Syndication Agent, Administrative Agent and Documentation Agent.

Pursuant to Section 2.6 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

$[___,___,___]	Eurodollar Rate Loans to be continued with Interest Period of [____] month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [____] month(s)

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]                                                                               EXOPACK HOLDING CORP.

By: __________________________

Name:

Title: [Authorized Officer]

EXHIBIT A-2-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT B TO

CREDIT AND GUARANTY AGREEMENT

NOTE

$[ [1]][___,___,___]

July 13, 2010                                                                                                                                                                                                                                                                                                                                       New York, New York

FOR VALUE RECEIVED, EXOPACK HOLDING CORP., a Delaware corporation (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][DOLLARS] ($[___,___,___][1]) in the installments referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Exopack Key Holdings, LLC, a Delaware limited liability company, and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Lending Partners LLC, as Syndication Agent, Administrative Agent and Documentation Agent.

Borrower shall make scheduled principal payments on this Note as set forth in Section 2.8 of the Credit Agreement.

This Note is one of the “Notes” in the aggregate principal amount of $100,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.  Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[1]   Lender’s Commitment

EXHIBIT B-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note.  Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

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EXHIBIT B-2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

            IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EXOPACK HOLDINGS CORP.

By: ______________________________

Name:

Title: [Authorized Officer]

EXHIBIT B-3

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT C TO

CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.       I am the [Chief Financial Officer][Chief Executive Officer] of EXOPACK HOLDING CORP., a Delaware corporation (“Borrower”).

2.       I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Exopack Key Holdings, LLC, a Delaware limited liability company, and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Lending Partners LLC, as Syndication Agent, Administrative Agent and Documentation Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the [Fiscal Quarter ended ____________][Fiscal Year ended ____________] with a view to determining whether Borrower has kept, observed, performed and fulfilled its obligations under the Credit Agreement.

3.       Based on the examination described in paragraph 2 above, and to my knowledge:

(a)                 Borrower has kept, observed, performed and fulfilled each and every covenant contained in the Credit Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of the Credit Agreement, except as set forth in a separate attachment, if any, to this Certificate, describing the nature of the Default or Event of Default, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such Default or Event of Default; and

(b)                 no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Term Loans is prohibited, except as set forth in a separate attachment, if any, to this Certificate, describing the nature of the event and the action which Borrower has taken, is taking, or proposes to take with respect to such event.

The foregoing certifications[, together with the attachments hereto,] are made and delivered [mm/dd/yy] pursuant to Section 5.1(h) of the Credit Agreement.

EXOPACK HOLDING CORP.

By: ______________________________

Name:

Title: [Chief Financial Officer][Chief Executive Officer]

EXHIBIT C -1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT D TO

CREDIT AND GUARANTY AGREEMENT

[RESERVED]

                                                                        EXHIBIT D-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT E TO

CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the term loans identified below (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.                                                         Assignor:                                 ______________________

2.                                                         Assignee:                                 ______________________ [and is an Affiliate/Approved Fund [1]]

3.                                                         Borrower:                                Exopack Holding Corp.

4.                                                         Administrative Agent:                        Goldman Sachs Lending Partners LLC, as the administrative agent under the Credit Agreement

5.                                                         Credit Agreement:                  The $100,000,000 Credit and Guaranty Agreement dated as of July 13, 2010 among Exopack Holding Corp. (the “Borrower”), Exopack Key Holdings, LLC and certain Subsidiaries of Borrower, as Guarantors, the Lenders parties thereto, Goldman Sachs Lending Partners LLC, as Administrative Agent, and the other agents parties thereto

6.                                                         Assigned Interest:

1 Select as applicable

EXHIBIT E-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

Loans Assigned	Aggregate Amount of Term Loans for all Lenders	Amount of Term Loans Assigned	Percentage Assigned of Term Loans [2]
Term Loan	$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE  AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.           Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopier:

with a copy to:

            _________________________            _________________________

_________________________

Attention:

Telecopier:

Wire Instructions:

[NAME OF ASSIGNEE]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopier:

with a copy to:

_________________________

_________________________

_________________________

Attention:

Telecopier:

Wire Instructions:

2  Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.

EXHIBIT E-2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:_______________________

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:_______________________

Title:

[Consented to and] [3] Accepted:

GOLDMAN SACHS LENDING PARTNERS LLC, as

   Administrative Agent

By:_______________________

Title:

3  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

EXHIBIT E-3

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

1.                   Representations and Warranties.

1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other  instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non‑US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.                   Payments.  All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1          From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

EXHIBIT E-4

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

3.                   General Provisions.  This Assignment shall be binding upon, and accrue to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

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EXHIBIT E-5

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT F TO

CREDIT AND GUARANTY AGREEMENT

CERTIFICATE RE NON‑BANK STATUS

Reference is made to the Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Exopack Holding Corp., a Delaware corporation (“Borrower”), Exopack Key Holdings, LLC, a Delaware limited liability company, and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Lending Partners LLC, as Syndication Agent, Administrative Agent and Documentation Agent.  Pursuant to Section 2.16(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank”, or a “10-percent-shareholder” or a “controlled foreign corporation” related to Borrower, each as described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By: ____________________________

Name:

Title:

  EXHIBIT F-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT G‑1 TO

CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1.  We are, respectively, the chief executive officer and the chief financial officer of EXOPACK HOLDINGS CORP., a Delaware corporation (“Borrower”).

2.  We have reviewed the terms of Section 3 of the Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Exopack Key Holdings, LLC, a Delaware limited liability company and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Lending Partners LLC, as Syndication Agent, Administrative Agent and Documentation Agent, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3.  Based upon our review and examination described in paragraph 2 above, we certify, on behalf of Borrower, that as of the date hereof:

(i)         the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and

(ii)        no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

4.  Attached as Annex A hereto are true and complete (and, where applicable, executed and conformed) copies of each of the Acquisition Documents, and we have reviewed the terms of each of such documents and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to in paragraph 3.

5.  Each Credit Party has requested Morgan, Lewis & Bockius LLP and Kreis, Enderle, Hudgins & Borsos, P.C. to deliver to Administrative Agent and Lenders on the Closing Date favorable written opinions in form and substance reasonably satisfactory to the Administrative Agent and Arranger.

6.  Attached hereto as Annex B are true, complete and correct copies of (a) the Historical Financial Statements, (b) any additional audited and unaudited financial statements for all recent, probable or pending acquisitions required to be disclosed to the holders of the Existing Notes and prepared in accordance with the Borrower’s historical methodology as posted to the holders of the Existing Notes on the Borrower’s web-site, including the Agreed Synergies and (c) pro forma consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Acquisition, the related financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be prepared in accordance with the Borrower’s historical methodology as posted to the holders of the Existing Notes on the Borrower’s web-site, and including the Agreed Synergies.

EXHIBIT G-1-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

The foregoing certifications are made and delivered as of July 13, 2010.

EXOPACK HOLDING CORP.

_______________________

Name:

Title: Chief Executive Officer

________________________

Name:

Title: Chief Financial Officer

EXHIBIT G-1-2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT G‑2 TO

CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.  I am the chief financial officer of EXOPACK KEY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and EXOPACK HOLDING CORP., a Delaware corporation (“Borrower”).

2.  Reference is made to that certain Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, Holdings and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Lending Partners LLC, as Syndication Agent, Administrative Agent and Documentation Agent.

3.  I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, together with each of the Acquisition Documents, the Existing Credit Agreement and the Existing Indenture, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.  Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the consummation of the Acquisition, the related financings, the other transactions contemplated by the Credit Documents and the Acquisition Documents and the Indebtedness heretofore incurred pursuant to the Existing Credit Agreement and the Existing Indenture, Holdings, Borrower and Borrower’s Subsidiaries, on a consolidated basis, are Solvent.

The foregoing certifications are made and delivered as of July 13, 2010.

________________________

Name:

Title: Chief Financial Officer

EXHIBIT G-2-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT H TO

CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of July 13, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Exopack Holding Corp., a Delaware corporation (the “Borrower”), Exopack Key Holdings, LLC, a Delaware limited liability company, and certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Lending Partners LLC, as Syndication Agent, Administrative Agent and Documentation Agent.

Section 1.  Pursuant to Section 5.8 of the Credit Agreement, the undersigned hereby:

(a)        agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)        represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)        no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default; and

(d)       agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement.

Section 2.  The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent  may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.  Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

EXHIBIT H-1

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

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EXHIBIT H-2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:______________________

Name:

Title: [Authorized Officer]

Address for Notices:

______________

______________

______________

Attention:

Telecopier

with a copy to:

______________

______________

______________

Attention:

Telecopier

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

GOLDMAN SACHS LENDING PARTNERS LLC,

as Administrative Agent

By:_____________________

Name:

Title:

EXHIBIT H-3

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

EXHIBIT I TO

CREDIT AND GUARANTY AGREEMENT

SPONSOR ASSIGNMENT AND ACCEPTANCE

This Sponsor Assignment and Acceptance (the “Assignment”) is dated as of the Sponsor Assignment Effective Date set forth below (the “Sponsor Assignment Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Sponsor or Sponsor Affiliate] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Sponsor Assignment Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the term loans identified below (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.                                                         Assignor:                                 ______________________

2.                                                         Assignee:                                 [NAME OF SPONSOR OR SPONSOR AFFILIATE]

3.                                                         Borrower:                                Exopack Holding Corp.

4.                                                         Administrative Agent:                        Goldman Sachs Lending Partners LLC, as the administrative agent under the Credit Agreement

5.                                                         Credit Agreement:                  The $100,000,000 Credit and Guaranty Agreement dated as of July 13, 2010 among Exopack Holding Corp. (the “Borrower”), Exopack Key Holdings, LLC and certain Subsidiaries of Borrower, as Guarantors, the Lenders parties thereto, Goldman Sachs Lending Partners LLC, as Administrative Agent, and the other agents parties thereto

6.         Assignor’s Interest under the Credit Agreement:

Loans	Aggregate Principal Face Amount of Term Loans of Assignor	Percentage of Term Loans of Assignor [1]
Term Loans	$___________	___________%

7.         Assigned Interest:

1  Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.  To be completed by Assignor.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

APPENDIX I-1

CONFIDENTIAL TREATMENT

List below the Term Loans to be assigned by Assignor to Assignee, which shall be subject to the terms and conditions of Section 10.6(i) of the Credit Agreement, including, without limitation, the pro rata allocation procedures set forth therein.

Pro Rated Principal Face Amount of Term Loans Assigned [2]	Percentage Assigned of Term Loans [3]
$______________	____________%

Sponsor Assignment Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE  AGENT AND WHICH SHALL BE THE SPONSOR ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

8.           Notice and Wire Instructions:

[NAME OF ASSIGNOR]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopier:

with a copy to:

            _________________________            _________________________

_________________________

Attention:

Telecopier:

Wire Instructions:

[NAME OF SPONSOR OR SPONSOR AFFILIATE]

Notices:

_________________________

_________________________

_________________________

Attention:

Telecopier:

with a copy to:

_________________________

_________________________

_________________________

Attention:

Telecopier:

Wire Instructions:

2    To be completed by the Administrative Agent, if necessary, based on the proration procedures set forth in Section 10.6(i) of the Credit Agreement.

3    To be completed by the Administrative Agent to at least 9 decimals as a percentage of the Term Loans of all Lenders thereunder.

                                                                                                                                          EXHIBIT I-2

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

9.         The Assignor acknowledges and agrees that (i) electing to participate in the Mandatory Sponsor Offer to Purchase in accordance with Section 10.6(i)(ii) of the Credit Agreement will constitute a binding agreement between the Assignor and the Assignee in accordance with the terms and conditions of the Credit Agreement; (ii) Term Loans will be deemed to have been accepted by the Assignee to the extent that the offer to purchase such Term Loans are validly accepted by Assignor in accordance with the terms and conditions of the Credit Agreement (subject to applicable proration in accordance with the terms and conditions of Section 10.6(i)(ii) of the Credit Agreement); and (iii) it does not have any withdrawal rights with respect to any acceptance of Assignee’s offer to purchase its Term Loans.

            The Assignor hereby irrevocably constitutes and appoints the Administrative Agent as the true and lawful agent and attorney-in-fact of the Assignor with respect to its Term Loans to be assigned to the Assignee, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to complete or fill-in the blanks in this Assignment and deliver the completed Assignment to the Assignee and the Assignor.

                                                                                                                                              EXHIBIT I-3
[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:_______________________

Title:

ASSIGNEE

[NAME OF SPONSOR OR SPONSOR AFFILIATE]

By:_______________________

Title:

Accepted:

GOLDMAN SACHS LENDING PARTNERS LLC, as

   Administrative Agent

By:_______________________

Title:

EXHIBIT I-4

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR SPONSOR ASSIGNMENT
AND ACCEPTANCE

1.                   Representations and Warranties.

1.1          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is, and on the applicable Sponsor Assignment Effective Date will be, free and clear of any lien, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Assignment and to sell and assign the Assigned Interest on the basis of which it has made such decision and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other  instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or any other Person of any of their respective obligations under any Credit Document.  The Assignor will, upon request, execute and deliver any additional documents deemed by the Administrative Agent or the Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest.  In the event that the Assignor has determined for itself to not access any information disclosed by Assignee in connection with this Assignment, the Assignor acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Administrative Agent has any responsibility for the Assignor’s decision to limit the scope of the information it has obtained in connection with its evaluation of the Auction or its decision to enter into this Assignment.

The Assignor hereby acknowledges that (i) this Assignment is being made in compliance with and pursuant to the terms of Section 10.06(i) of the Credit Agreement, (ii) the Assignee currently may have, and later may come into possession of, information regarding the Credit Documents or the Credit Parties that is not known to Assignor and that may be material to a decision to enter into the Assignment (“Assignor Excluded Information”), (iii) Assignor has independently and without reliance on the Assignee made its own analysis and determined to enter into the Assignment and to consummate the transactions contemplated hereby notwithstanding Assignor’s lack of knowledge of the Assignor Excluded Information and (iv) the Assignee shall have no liability to the Assignor, and Assignor hereby (to the extent permitted by law) waives and releases any claims it may have against the Assignee (under applicable laws or otherwise) with respect to the nondisclosure of the Assignor Excluded Information; provided that the Assignor Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of Assignor in these Standard Terms and Conditions.  Assignor further acknowledges that the Assignor Excluded Information may not be available to the Administrative Agent or the other Lenders in the Credit Agreement.

EXHIBIT I-5

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

1.2          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement until such time as the Term Loans are automatically cancelled without further action by any Person on the Sponsor Assignment Effective Date, (ii) it meets the requirements of clause (iii) of the definition of Eligible Assignee under the Credit Agreement, (iii) it has transmitted same day funds to the Assignor on the Sponsor Assignment Effective Date, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (v) it is not in possession of any information regarding any Credit Party, its assets, its ability to perform its Obligations or any other matter that may be material to a decision by Assignor to participate in any Auction or enter into this Assignment or participate in any of the transactions contemplated hereby that has not previously been disclosed to the Administrative Agent and the Lenders and (vi) the Term Loans purchased hereby are subject to Section 10.6(i) of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it acknowledges that the Assigned Interest shall, from and after the Sponsor Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding and that the Assignee shall have no ability to vote or receive payments in respect of the Assigned Interest.

 The Assignee hereby acknowledges that (i) this Assignment is being made in compliance with and pursuant to the terms of Section 10.06(i) of the Credit Agreement, (ii) the Assignor currently may have, and later may come into possession of, information regarding the Credit Documents or the Credit Parties that is not known to Assignee and that may be material to a decision to enter into the Assignment (“Assignee Excluded Information”), (iii) Assignee has independently and without reliance on the Assignor made its own analysis and determined to enter into the Assignment and to consummate the transactions contemplated hereby notwithstanding Assignee’s lack of knowledge of the Assignee Excluded Information and (iv) the Assignor shall have no liability to the Assignee, and Assignee hereby (to the extent permitted by law) waives and releases any claims it may have against the Assignor (under applicable laws or otherwise) with respect to the nondisclosure of the Assignee Excluded Information; provided that the Assignee Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of Assignee in these Standard Terms and Conditions.  Assignee further acknowledges that the Assignee Excluded Information may not be available to the Administrative Agent or the other Lenders in the Credit Agreement.

2.                   Payments.  Payment to the Assignor by the Assignee in respect of the settlement of the assignment of the Assigned Interest shall be paid by Assignee directly to the Assignor and shall include all unpaid interest that has accrued in respect of the Assigned Interest through the Sponsor Assignment Effective Date.  No interest shall accrue with respect to the Assigned Interest from and after the Company Assignment Effective Date and such Assigned Interest shall, from and after the Sponsor Assignment Effective Date, and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding.

3.                   General Provisions.  This Assignment shall be binding upon, and accrue to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof that would require the application of laws other than those of the State of New York.

EXHIBIT I-6

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT

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EXHIBIT I-7

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.